UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. ____)

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒       Preliminary Proxy Statement

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☐       Definitive Proxy Statement

☐       Definitive Additional Materials

☐       Soliciting Material Under Rule 14a-12

American Church Mortgage Company

(Name of Registrant as Specified in Its Charter)

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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☐       No fee required.

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☒ Fee computed on table in exhibit required by Item 25(b) per table per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION, DATED JUNE 6, 2022

AMERICAN CHURCH MORTGAGE COMPANY

–––––––––––––––––

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD JUNE [●], 2022

AT 10:00 A.M., CENTRAL TIME
REGARDING THE SALE OF SUBSTANTIALLY ALL OF THE ASSETS

OF

AMERICAN CHURCH MORTGAGE COMPANY

To the Shareholders of American Church Mortgage Company:

NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of American Church Mortgage Company (the “Company”) will be held on [●], June [●], 2022 at 10:00 a.m. Central Time at 10400 Yellow Circle Drive, Suite 102, Minnetonka, Minnesota, 55343 (the “Special Meeting”) for the following purposes:

1.                   To consider and vote on a proposal to approve the sale of substantially all of the assets of the Company (the “Sale”) pursuant to, and the other transactions contemplated by, the Asset Sale Agreement dated as of May 27, 2022 between the Company and OSK XII, LLC, a copy of which is attached as Appendix A to the accompanying proxy statement (the “Asset Sale Agreement”);

2.                   To consider and vote upon a proposal to approve the voluntary liquidation and dissolution of the Company pursuant to the Plan of Liquidation and Dissolution, a copy of which is attached as Appendix B to the accompanying proxy statement (such plan, the “Plan of Dissolution,” and such proposal, the “Dissolution Proposal”);

3.                   To grant authority to the Board of Directors of the Company (the “Board”) to adjourn the Special Meeting, even if a quorum is present, if necessary or appropriate in the sole discretion of the Board, including to solicit additional proxies if there are insufficient shares present in person or by proxy voting in favor of the Sale and/or the Plan of Dissolution and the Dissolution Proposal; and

4.                   To transact such other business as may properly come before the Special Meeting or any adjournment of the Special Meeting.

Only shareholders of the Company who owned the Company’s common stock at the close of business on [●] [●], 2022 can vote at the Special Meeting or any adjournment of the Special Meeting. Whether or not you plan to be present at the Special Meeting, please sign and return the accompanying form of proxy in the enclosed postage prepaid envelope at your earliest convenience. If there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the Special Meeting, the Special Meeting may be adjourned in order to permit further solicitation of proxies by the Company.

Each of you is invited to attend the Special Meeting in person, if possible. Whether or not you plan to attend in person, please return a completed proxy promptly.

Accompanying this Notice of Special Meeting of Shareholders (the “Notice”) are a proxy statement and a form of proxy (or a voting instruction form if you hold shares of common stock through a broker or other intermediary).

DISSENTERS’ RIGHTS DISCLOSURE

NOTICE OF DISSENTERS’ RIGHTS

The Company’s shareholders are entitled to assert dissenters’ rights with respect to Proposal No. 1 under Sections 302A.471 and 302A.473 of the Minnesota Business Corporation Act (the “MBCA”). You are hereby notified that shareholders of the Company who properly dissent from Proposal No. 1 will be able to demand payment of the fair value of their shares of the Company’s common stock. A description of Sections 302A.471 and 302A.473 of the MBCA is set forth in Appendix A attached to this Notice, and such statutes are set forth in their entirety in Appendix B attached to this Notice. Attached Appendix A and Appendix B should be reviewed carefully by shareholders of the Company who wish to assert their dissenters’ rights or who wish to preserve their right to do so because the failure to comply with those procedures will result in the loss of such rights.

The enclosed materials require the Company’s shareholders to make important decisions with respect to the Company. Please read carefully the accompanying proxy statement and its Appendixes because these documents contain detailed information relating to, among other things, the sale of substantially all of the assets of the Company and the dissolution of the Company. If you are in doubt as to how to make these decisions, please consult your financial, legal or other professional advisors.

NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED ANY OF THE MATTERS TO BE ACTED UPON AT THE SPECIAL MEETING, PASSED UPON THE MERITS OR FAIRNESS OF SUCH MATTERS, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

By Order of the Board of Directors,

/s/ Philip J. Myers

Philip J. Myers, President, Chief Executive Officer and Secretary

Minnetonka, Minnesota

June [●], 2022

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING,

PLEASE SIGN THE PROXY AND RETURN IT PROMPTLY.

Important Notice Regarding the Availability of Proxy Materials for the Special Shareholder Meeting
to be Held on June [●], 2022

This Notice of Special Meeting of the Company’s shareholders and the proxy statement and related materials, including the 2021 Annual Report, are available at the “Investors Relations” tab on our website at: www.church-loans.net.

Your vote matters – here’s how to vote!

You may vote online or by phone instead of mailing the proxy card.

Votes submitted electronically must be

received by June [●], 2022 at 1:00 A.M.,

Central Time

Online

Go to www.envisionreports.com/ACMC or

scan the QR code — login details are

located in the shaded bar below.

Phone

Call toll free 1-800-652-VOTE (8683) within

the USA, US territories and Canada.

Save paper, time and money!

Sign up for electronic delivery at

www.envisionreports.com

Appendix A

Dissenters’ Rights Disclosure

This notice is being given to you in connection with the proposed sale by American Church Mortgage Company (the “Company”) of substantially all the Company’s assets and any necessary transactions to effect the sale (the “Sale”) to OSK, XII, LLC, a Minnesota limited liability company (the “Buyer”), under an Asset Sale Agreement dated as of May 27, 2022 between the Company and the Buyer (the “Asset Sale Agreement”). In connection with the Sale, the Company will also enter in to a (i) a Termination Agreement which terminates the services of the Company’s advisor, Church Loan Advisors, Inc., and (ii) a plan of liquidation and dissolution. (The approval of the Asset Sale Agreement and the Sale contemplated therein are collectively referred to as “Proposal No. 1.”) Shareholders of the Company should be aware that the payment of a dissenting shareholder would reduce the amount of cash available from the Sale for distribution to other shareholders.

Under Section 302A.471, Subdivision 1(b) of the Minnesota Business Corporation Act (Chapter 302A of the Minnesota Statutes) (the “MBCA”), the Company’s shareholders have dissenters’ rights in connection with Proposal No. 1. If a shareholder of the Company dissents from Proposal No. 1, the shareholder will be able to demand payment for the fair value of the shareholder’s shares under Sections 302A.471 and 302A.473 of the MBCA, copies of which are set forth in their entirety in attached Appendix B.

The following discussion is not a complete statement of the law relating to dissenters’ rights under the MBCA and is qualified in its entirety by reference to Appendix B. Appendix B should be reviewed carefully by a shareholder who wishes to assert dissenters’ rights or who wishes to preserve the right to do so because the failure to comply with those procedures will result in the loss of such rights.

The Company’s Board of Directors has called a special meeting of the shareholders of the Company (the “Special Meeting”) to be held on June [●], 2022 at the time and place set forth in the Notice of Special Meeting of Shareholders to which this Appendix A is attached at which the shareholders will consider and vote on Proposal No. 1.

All references in Sections 302A.471 and 302A.473 of the MBCA to a “shareholder” are to a shareholder of record of the Company as of the close of business on [●] [●], 2022, which is the record date for the Special Meeting. If a shareholder dissents, the shareholder must dissent as to all of the shares held of record by the shareholder, unless the shareholder dissents with respect to all of the shares that are beneficially owned by another person but registered in the name of the shareholder and discloses the name and address of each beneficial owner on whose behalf the shareholder dissents. In that event, the rights of the dissenter shall be determined as if the shares as to which the shareholder has dissented and the other shares were registered in the names of different shareholders. A beneficial owner of shares who is not the shareholder may assert dissenters’ rights with respect to shares held on behalf of the beneficial owner, and shall be treated as a dissenting shareholder under the terms of Section 302A.471 and Section 302A.473, if the beneficial owner submits to the corporation at the time of or before the assertion of the rights a written consent of the shareholder.

Any shareholder electing to exercise dissenters’ rights must file with the Company, before the vote on Proposal No. 1 at the Special Meeting, a written notice of intent to demand the fair value of the shareholder’s shares and must not vote the shares in favor of the proposed action. The Company’s proxy form indicates that if a shareholder signs the proxy form without direction for its vote, the proxy will be voted for Proposal No. 1; therefore, a shareholder electing to exercise dissenters’ rights should direct that its vote is to “Abstain” in order to maintain dissenters’ rights otherwise available.

Any shareholder failing to make such a demand before the vote on Proposal No. 1 at the Special Meeting will be bound by the terms of Proposal No. 1 if it is approved by the Company’s shareholders.

If Proposal No. 1 is approved, the Company will send notices of procedure as required under Section 302A.473 Subdivision 4(a) to all dissenting shareholders who have provided notice of intent to demand fair value of the shareholders’ shares in compliance with Section 302A.473 Subdivision 3. Within 30 days of the Company giving notice of procedure under Section 302A.473 Subdivision 4(a), in order to receive the fair value of the shares, the dissenting shareholder must demand payment and provide the original stock certificates evidencing the Company’s shares (or other evidence of ownership duly approved by the Company as valid) in compliance with Section 302A.473, Subdivision 4(b), at the following address:

American Church Mortgage Company

10400 Yellow Circle Drive, Suite 102

Minnetonka, MN 55343

Attention: Philip J. Myers

After the Company receives a valid demand for payment from a shareholder, the Company will remit to each dissenting shareholder who has complied with Section 302A.473, Subdivision 4(b) the amount the Company estimates to be the fair value of the shares, with interest, and such other documents and information as are required under Section 302A.473, Subdivision 5. The fair value of the shares will be the value of the shares of the Company immediately before the effective date of the sale of the Shares by the Company to the Buyer.

Under Section 302A.473, Subdivision 6 of the MBCA, if the dissenting shareholder believes that the amount remitted by the Company under Section 302A.473, Subdivision 5 is less than the fair value of the shares plus interest, the shareholder may give written notice to the Company of the dissenting shareholder’s own estimate of the fair value of the shares, plus interest, within 30 days after the Company mails the remittance under Section 302A.473, Subdivision 5, and demand payment of the difference. Otherwise, the dissenting shareholder is entitled only to the amount remitted by the Company.

If the Company receives the demand from the dissenting shareholder as described in the foregoing paragraph, the Company will, within 60 days after receiving the demand, either pay to the dissenting shareholder the amount the shareholder demanded or agreed to or file a petition in the appropriate court in the State of Minnesota requesting that the court determine the fair value of the shares, plus interest under Section 302A.473, Subdivision 7. All holders of dissenting shares who have demanded payment and who have not reached an agreement with the Company will be made parties to the proceeding and will be entitled to a judgment for the fair value of their dissenting shares, plus interest.

Under Section 302A.473, Subdivision 8, the costs and expenses of any proceeding relating to the determination of the fair value of dissenting shares, including the reasonable compensation and reasonable expenses of appraisers appointed by the court, will be determined by the court and assessed against the Company. However, all or any part of such costs and expenses may be apportioned and assessed as the court deems equitable against any or all of the holders of dissenting shares who are parties to the proceeding and whose actions in failing to accept the Company’s offer of fair value the court finds to be arbitrary, vexatious or not in good faith.

Dated: June [●], 2022	American Church Mortgage Company By: Philip J. Myers Chairman, President and Secretary

Appendix B

Minnesota Business Corporation Act

Sections 302A.471 and 302A.473

302A.471 Rights of Dissenting Shareholders

Subdivision 1. Actions creating rights. A shareholder of a corporation may dissent from, and obtain payment for the fair value of the shareholder’s shares in the event of, any of the following corporate actions:

(a) unless otherwise provided in the articles, an amendment of the articles that materially and adversely affects the rights or preferences of the shares of the dissenting shareholder in that it:

(1) alters or abolishes a preferential right of the shares;

(2) creates, alters, or abolishes a right in respect of the redemption of the shares, including a provision respecting a sinking fund for the redemption or repurchase of the shares;

(3) alters or abolishes a preemptive right of the holder of the shares to acquire shares, securities other than shares, or rights to purchase shares or securities other than shares;

(4) excludes or limits the right of a shareholder to vote on a matter, or to cumulate votes, except as the right may be excluded or limited through the authorization or issuance of securities of an existing or new class or series with similar or different voting rights; except that an amendment to the articles of an issuing public corporation that provides that section 302A.671 does not apply to a control share acquisition does not give rise to the right to obtain payment under this section; or

(5) eliminates the right to obtain payment under this subdivision;

(b) a sale, lease, transfer, or other disposition of property and assets of the corporation that requires shareholder approval under section 302A.661, subdivision 2, but not including a disposition in dissolution described in section 302A.725, subdivision 2, or a disposition pursuant to an order of a court, or a disposition for cash on terms requiring that all or substantially all of the net proceeds of disposition be distributed to the shareholders in accordance with their respective interests within one year after the date of disposition;

(c) a plan of merger, whether under this chapter or under chapter 322C, to which the corporation is a constituent organization, except as provided in subdivision 3, and except for a plan of merger adopted under section 302A.626;

(d) a plan of exchange, whether under this chapter or under chapter 322C, to which the corporation is a party as the corporation whose shares will be acquired by the acquiring organization, except as provided in subdivision 3;

(e) a plan of conversion is adopted by the corporation and becomes effective;

(f) an amendment of the articles in connection with a combination of a class or series under section 302A.402 that reduces the number of shares of the class or series owned by the shareholder to a fraction of a share if the corporation exercises its right to repurchase the fractional share so created under section 302A.423; or

(g) any other corporate action taken pursuant to a shareholder vote with respect to which the articles, the bylaws, or a resolution approved by the board directs that dissenting shareholders may obtain payment for their shares.

Subd. 2. Beneficial owners. (a) A shareholder shall not assert dissenters’ rights as to less than all of the shares registered in the name of the shareholder, unless the shareholder dissents with respect to all the shares that are beneficially owned by another person but registered in the name of the shareholder and discloses the name and address of each beneficial owner on whose behalf the shareholder dissents. In that event, the rights of the dissenter shall be determined as if the shares as to which the shareholder has dissented and the other shares were registered in the names of different shareholders.

(b) A beneficial owner of shares who is not the shareholder may assert dissenters’ rights with respect to shares held on behalf of the beneficial owner, and shall be treated as a dissenting shareholder under the terms of this section and section 302A.473, if the beneficial owner submits to the corporation at the time of or before the assertion of the rights a written consent of the shareholder.

Subd. 3. Rights not to apply. (a) Unless the articles, the bylaws, or a resolution approved by the board otherwise provide, the right to obtain payment under this section does not apply to a shareholder of (1) the surviving corporation in a merger with respect to shares of the shareholder that are not entitled to be voted on the merger and are not canceled or exchanged in the merger or (2) the corporation whose shares will be acquired by the acquiring organization in a plan of exchange with respect to shares of the shareholder that are not entitled to be voted on the plan of exchange and are not exchanged in the plan of exchange.

(b) If a date is fixed according to section 302A.445, subdivision 1, for the determination of shareholders entitled to receive notice of and to vote on an action described in subdivision 1, only shareholders as of the date fixed, and beneficial owners as of the date fixed who hold through shareholders, as provided in subdivision 2, may exercise dissenters’ rights.

(c) Notwithstanding subdivision 1, the right to obtain payment under this section, other than in connection with a plan of merger adopted under section 302A.613, subdivision 4, or 302A.621, is limited in accordance with the following provisions:

(1) The right to obtain payment under this section is not available for the holders of shares of any class or series of shares that is listed on the New York Stock Exchange, NYSE MKT LLC, the Nasdaq Global Market, the NASDAQ Global Select Market, the Nasdaq Capital Market, or any successor to any such market.

(2) The applicability of clause (1) is determined as of:

(i) the record date fixed to determine the shareholders entitled to receive notice of, and to vote at, the meeting of shareholders to act upon the corporate action described in subdivision 1; or

(ii) the day before the effective date of corporate action described in subdivision 1 if there is no meeting of shareholders.

(3) Clause (1) is not applicable, and the right to obtain payment under this section is available pursuant to subdivision 1, for the holders of any class or series of shares who are required by the terms of the corporate action described in subdivision 1 to accept for such shares anything other than shares, or cash in lieu of fractional shares, of any class or any series of shares of a domestic or foreign corporation, or any other ownership interest of any other organization, that satisfies the standards set forth in clause (1) at the time the corporate action becomes effective.

Subd. 4. Other rights. The shareholders of a corporation who have a right under this section to obtain payment for their shares, or who would have the right to obtain payment for their shares absent the exception set forth in paragraph (c) of subdivision 3, do not have a right at law or in equity to have a corporate action described in subdivision 1 set aside or rescinded, except when the corporate action is fraudulent with regard to the complaining shareholder or the corporation.

302A.473 Procedures for Asserting Dissenters’ Rights

Subdivision 1. Definitions. (a) For purposes of this section, the terms defined in this subdivision have the meanings given them.

(b) “Corporation” means the issuer of the shares held by a dissenter before the corporate action referred to in section 302A.471, subdivision 1 or the successor by merger of that issuer.

(c) “Fair value of the shares” means the value of the shares of a corporation immediately before the effective date of the corporate action referred to in section 302A.471, subdivision 1.

(d) “Interest” means interest commencing five days after the effective date of the corporate action referred to in section 302A.471, subdivision 1, up to and including the date of payment, calculated at the rate provided in section 549.09, subdivision 1, paragraph (c), clause (1).

Subd. 2. Notice of action. (a) If a corporation calls a shareholder meeting at which any action described in section 302A.471, subdivision 1 is to be voted upon, the notice of the meeting shall inform each shareholder of the right to dissent and shall include a copy of section 302A.471 and this section and a brief description of the procedure to be followed under these sections.

(b) In connection with a qualified offer as described in section 302A.613, subdivision 4, the constituent corporation subject to the offer may, but is not required to, send to all shareholders a written notice informing each shareholder of the right to dissent and must include a copy of this section and section 302A.471 and a brief description of the procedure to be followed under these sections. To be effective, the notice must be sent as promptly as practicable at or following the commencement of the offer, but in any event at least ten days before the consummation of the offer.

Subd. 3. Notice of dissent. If the proposed action must be approved by the shareholders and the corporation holds a shareholder meeting, a shareholder who is entitled to dissent under section 302A.471 and who wishes to exercise dissenters’ rights must file with the corporation before the vote on the proposed action a written notice of intent to demand the fair value of the shares owned by the shareholder and must not vote the shares in favor of the proposed action. If the proposed action is to be effected pursuant to section 302A.613, subdivision 4, and the corporation has elected to send a notice of action in accordance with subdivision 2, paragraph (b), a shareholder who is entitled to dissent under section 302A.471 and who wishes to exercise dissenters’ rights must not tender the shares owned by the shareholder in response to the offer and must file with the corporation a written notice of intent to demand the fair value of the shares owned by the shareholder. Written notice must be filed with the corporation before the consummation of the offer.

Subd. 4. Notice of procedure; deposit of shares. (a) After the proposed action has been approved by the board and, if necessary, the shareholders, the corporation shall send (i) in any case where subdivision 3 is applicable, to all shareholders who have complied with subdivision 3, (ii) in any case where a written action of shareholders gave effect to the action creating the right to obtain payment under section 302A.471, to all shareholders who did not sign or consent to a written action that gave effect to the action creating the right to obtain payment under section 302A.471, and (iii) in any other case, to all shareholders entitled to dissent, a notice that contains:

(1) the address to which a demand for payment and certificates of certificated shares must be sent in order to obtain payment and the date by which they must be received;

(2) any restrictions on transfer of uncertificated shares that will apply after the demand for payment is received;

(3) a form to be used to certify the date on which the shareholder, or the beneficial owner on whose behalf the shareholder dissents, acquired the shares or an interest in them and to demand payment; and

(4) a copy of section 302A.471 and this section and a brief description of the procedures to be followed under these sections.

(b) In order to receive the fair value of the shares, a dissenting shareholder must demand payment and deposit certificated shares or comply with any restrictions on transfer of uncertificated shares within 30 days after the notice required by paragraph (a) was given, but the dissenter retains all other rights of a shareholder until the proposed action takes effect.

Subd. 5. Payment; return of shares. (a) After the corporate action takes effect, or after the corporation receives a valid demand for payment, whichever is later, the corporation shall remit to each dissenting shareholder who has complied with subdivisions 3 and 4 the amount the corporation estimates to be the fair value of the shares, plus interest, accompanied by:

(1) the corporation’s closing balance sheet and statement of income for a fiscal year ending not more than 16 months before the effective date of the corporate action, together with the latest available interim financial statements;

(2) an estimate by the corporation of the fair value of the shares and a brief description of the method used to reach the estimate; and

(3) a copy of section 302A.471 and this section, and a brief description of the procedure to be followed in demanding supplemental payment.

(b) The corporation may withhold the remittance described in paragraph (a) from a person who was not a shareholder on the date the action dissented from was first announced to the public or who is dissenting on behalf of a person who was not a beneficial owner on that date. If the dissenter has complied with subdivisions 3 and 4, the corporation shall forward to the dissenter the materials described in paragraph (a), a statement of the reason for withholding the remittance, and an offer to pay to the dissenter the amount listed in the materials if the dissenter agrees to accept that amount in full satisfaction. The dissenter may decline the offer and demand payment under subdivision 6. Failure to do so entitles the dissenter only to the amount offered. If the dissenter makes demand, subdivisions 7 and 8 apply.

(c) If the corporation fails to remit payment within 60 days of the deposit of certificates or the imposition of transfer restrictions on uncertificated shares, it shall return all deposited certificates and cancel all transfer restrictions. However, the corporation may again give notice under subdivision 4 and require deposit or restrict transfer at a later time.

Subd. 6. Supplemental payment; demand. If a dissenter believes that the amount remitted under subdivision 5 is less than the fair value of the shares plus interest, the dissenter may give written notice to the corporation of the dissenter’s own estimate of the fair value of the shares, plus interest, within 30 days after the corporation mails the remittance under subdivision 5, and demand payment of the difference. Otherwise, a dissenter is entitled only to the amount remitted by the corporation.

Subd. 7. Petition; determination. If the corporation receives a demand under subdivision 6, it shall, within 60 days after receiving the demand, either pay to the dissenter the amount demanded or agreed to by the dissenter after discussion with the corporation or file in court a petition requesting that the court determine the fair value of the shares, plus interest. The petition shall be filed in the county in which the registered office of the corporation is located, except that a surviving foreign corporation that receives a demand relating to the shares of a constituent domestic corporation shall file the petition in the county in this state in which the last registered office of the constituent corporation was located. The petition shall name as parties all dissenters who have demanded payment under subdivision 6 and who have not reached agreement with the corporation. The corporation shall, after filing the petition, serve all parties with a summons and copy of the petition under the Rules of Civil Procedure. Nonresidents of this state may be served by registered or certified mail or by publication as provided by law. Except as otherwise provided, the Rules of Civil Procedure apply to this proceeding. The jurisdiction of the court is plenary and exclusive. The court may appoint appraisers, with powers and authorities the court deems proper, to receive evidence on and recommend the amount of the fair value of the shares. The court shall determine whether the shareholder or shareholders in question have fully complied with the requirements of this section, and shall determine the fair value of the shares, taking into account any and all factors the court finds relevant, computed by any method or combination of methods that the court, in its discretion, sees fit to use, whether or not used by the corporation or by a dissenter. The fair value of the shares as determined by the court is binding on all shareholders, wherever located. A dissenter is entitled to judgment in cash for the amount by which the fair value of the shares as determined by the court, plus interest, exceeds the amount, if any, remitted under subdivision 5, but shall not be liable to the corporation for the amount, if any, by which the amount, if any, remitted to the dissenter under subdivision 5 exceeds the fair value of the shares as determined by the court, plus interest.

Subd. 8. Costs; fees; expenses. (a) The court shall determine the costs and expenses of a proceeding under subdivision 7, including the reasonable expenses and compensation of any appraisers appointed by the court, and shall assess those costs and expenses against the corporation, except that the court may assess part or all of those costs and expenses against a dissenter whose action in demanding payment under subdivision 6 is found to be arbitrary, vexatious, or not in good faith.

(b) If the court finds that the corporation has failed to comply substantially with this section, the court may assess all fees and expenses of any experts or attorneys as the court deems equitable. These fees and expenses may also be assessed against a person who has acted arbitrarily, vexatiously, or not in good faith in bringing the proceeding, and may be awarded to a party injured by those actions.

(c) The court may award, in its discretion, fees and expenses to an attorney for the dissenters out of the amount awarded to the dissenters, if any.

AMERICAN CHURCH MORTGAGE COMPANY

10400 YELLOW CIRCLE DRIVE, SUITE 102

MINNETONKA, MINNESOTA 55343

(952) 945-9455

PROXY STATEMENT

SPECIAL MEETING OF SHAREHOLDERS

JUNE [●], 2022

This proxy statement and the accompanying proxy card are being mailed, beginning on June [●], 2022, to owners of common shares of American Church Mortgage Company in connection with the solicitation of proxies by the Board of Directors for the Special Meeting of Shareholders to be held on June [●], 2022. This proxy procedure is necessary to permit all American Church Mortgage Company shareholders, many of whom are unable to attend the Special Meeting, to vote. The Board of Directors encourages you to read this document thoroughly and to take this opportunity to vote on the matters to be decided at the Special Meeting.

TABLE OF CONTENTS

INTRODUCTION	3
GENERAL INFORMATION	3
PROPOSAL NO. 1	7
PROPOSAL NO. 2	21
PROPOSAL NO. 3	29
FORWARD-LOOKING STATEMENTS	30
CAUTIONARY STATEMENT	31
CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PROPOSED DISSOLUTION	33
INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON	35
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED SHAREHOLDER MATTERS	36
OTHER MATTERS	37
SHAREHOLDER PROPOSALS FOR 2023 ANNUAL MEETING	37
WHERE YOU CAN FIND ADDITIONAL INFORMATION	37

Appendix A: Asset Sale Agreement dated as of May 27, 2022 by and between American Church Mortgage

Company and OSK XII, LLC A-1

Appendix B: Plan of Dissolution B-1

INTRODUCTION

This proxy statement is furnished in connection with the solicitation of proxies from the holders of shares of the issued and outstanding common stock of American Church Mortgage Company (the “Company,” “ACMC,” “we,” “us” or “our”) to be voted at a Special Meeting of Shareholders to be held on June [●], 2022, at 10:00 a.m. Central Time at 10400 Yellow Circle Drive, Suite 102, Minnetonka, Minnesota 55343 (the “Special Meeting”).

The enclosed proxy is solicited by the Board of Directors of the Company (the “Board”). These proxy materials have been prepared by the Company’s management. This proxy statement and the proxy card are first being mailed to the holders of common stock entitled to vote at the Special Meeting on or about June [●], 2022.

The mailing address of the Company’s principal executive office is 10400 Yellow Circle Drive, Suite 102, Minnetonka, Minnesota 55343.

GENERAL INFORMATION

The following is a summary of certain information contained elsewhere in this proxy statement or in the Appendixes included in this proxy statement. This information is not, and is not intended to be, complete. This is a summary only and is qualified in its entirety by the more detailed information appearing elsewhere in this proxy statement and the attached Appendixes. Shareholders are urged to review carefully the entirety of this proxy statement and all attached Appendixes. Certain capitalized terms used in this proxy statement have the meanings set forth in “Proposal 1 – Approval of the Asset Sale Agreement and the Sale of Substantially All of the Assets of ACMC – Asset Sale Agreement – Glossary” beginning on page [●].

Special Meeting

The questions and answers set forth below provide general information regarding this proxy statement and our Special Meeting.

When is this proxy statement first being sent to shareholders?

This proxy statement is being sent to shareholders beginning on or about June [●], 2022.

What am I voting on?

At the Special Meeting, our shareholders will be voting on the following four proposals (the “Proposals”):

1.	To consider and vote on a proposal to approve the sale of substantially all of the assets of the Company pursuant to, and the other transactions contemplated by, the Asset Sale Agreement, a copy of which is attached as Appendix A to this proxy statement (the “Asset Sale Agreement”) (the “Sale” and such proposal being the “Sale Proposal”);

2.	To consider and vote upon a proposal to approve the voluntary liquidation and dissolution of the Company pursuant to the Plan of Liquidation and Dissolution, a copy of which is attached as Appendix B to this proxy statement (such plan, the “Plan of Dissolution,” and such proposal, the “Dissolution Proposal”);

3.	To grant authority to the Board to adjourn the Special Meeting, even if a quorum is present, if necessary or appropriate in the sole discretion of the Board, including to solicit additional proxies if there are insufficient shares present in person or by proxy voting in favor of the Asset Sale Agreement, the Sale and the Sale Proposal and/or the Plan of Dissolution and the Dissolution Proposal; and

4.	To transact such other business as may properly come before the Special Meeting or any adjournment of the Special Meeting.

The Board of Directors recommends that you vote “FOR” each Proposal set forth above.

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Who is entitled to vote at the Special Meeting and how many votes do they have?

Common shareholders of record at the close of business on [●] [●], 2022 may vote at the Special Meeting. Each share has one vote. There were 1,676,598 common shares outstanding on [●] [●], 2022. For 10 days prior to the Special Meeting, a complete list of shareholders entitled to vote at the Special Meeting will be available for examination by any shareholder for any purpose relating to the Special Meeting during normal business hours at our offices. This list will also be available at the Special Meeting.

How do I vote?

You must be present or represented by proxy at the Special Meeting in order to vote your shares. Because many of our shareholders may be unable to attend the Special Meeting in person, we send proxy cards to all of our shareholders to enable them to vote. However, if you would like to attend in person and need directions to the Company’s offices where the Special Meeting will be held, please contact our Treasurer and Chief Financial Officer, Scott J. Marquis at (952) 252-0909. You may also vote on-line or by telephone by calling toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

What is a proxy?

A proxy is a person you appoint to vote on your behalf. We are soliciting your appointment of proxies so that your common shares may be voted at the Special Meeting as you direct without your attendance. If you complete and return the enclosed proxy card, your shares will be voted by your proxy as you instruct on your returned proxy card.

By completing and returning the proxy card, who am I designating as my proxy?

You will be designating Philip J. Myers and Scott J. Marquis as your proxies. They may act on your behalf together or individually and will have the authority to appoint a substitute to act as proxy.

How will my proxy vote my shares?

Your proxy will vote according to the instructions on your proxy card. If you complete and return your proxy card but do not indicate your vote on the Proposals, your proxy will vote: “FOR” the Asset Sale Agreement, the Sale and the Sale Proposal; “FOR” the Plan of Dissolution and the Dissolution Proposal; “FOR” the grant or authority to the Board to adjourn the Special Meeting; and “FOR” transacting such other business as may properly come before the Special Meeting or any adjournment of the Special Meeting. We do not intend to bring any other matters for a vote at the Special Meeting, and we do not know of anyone else who intends to do so. However, your proxies are authorized to vote on your behalf, using their best judgment, on any other business that properly comes before the Special Meeting.

How do I vote using my proxy card?

Other than attending the Special Meeting and voting in person, you may vote by mail, online or by phone. To vote by mail, simply mark, sign and date the enclosed proxy card and return it in the postage-paid envelope provided. To vote online or by phone, see the instructions above. If you hold your shares through a broker, bank or other nominee, you will receive separate instructions from the nominee describing how to vote your shares.

How do I revoke my proxy?

You may revoke your proxy at any time before your shares are voted at the Special Meeting by:

•	Notifying our Secretary, Philip J. Myers, in writing at 10400 Yellow Circle Drive, Suite 102, Minnetonka, Minnesota 55343, that you are revoking your proxy;
•	Executing a later-dated proxy card;
•	Voting again online or by phone before the applicable deadline; or
•	Attending and voting by ballot at the Special Meeting.

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Is my vote confidential?

Yes, only certain of our officers will have access to your vote.

Who will count the votes?

An officer of the Company will act as the inspector of election and will count the votes.

What constitutes a quorum?

As of [●] [●], 2022, which is the record date for the Special Meeting, 1,676,598 of our common shares were issued and outstanding. The holders of one-third of the shares outstanding and entitled to vote, represented either in person or by proxy, constitute a quorum for the transaction of business at the Special Meeting. If you sign and return your proxy card or vote online or by phone, you will be considered part of the quorum, even if you withhold your vote. If a quorum is not present at the Special Meeting, the shareholders present in person or by proxy may adjourn the Special Meeting to a date not more than 120 days after June [●], 2022 until a quorum is present.

Shares of common stock that are not voted by the broker who is the record holder of the shares because the broker is not instructed to vote and does not have discretionary authority to vote (that is, broker non-votes) and shares that are not voted in other circumstances in which proxy authority is defective or has been withheld will be counted for purposes of establishing a quorum.

If a quorum is not present, the Special Meeting will be adjourned until a quorum is obtained.

In addition, even if a quorum is present, the Board may hold a vote on Proposal No. 3 to adjourn the Special Meeting if, in its sole discretion, it determines that it is necessary or appropriate for any reason to adjourn the Special Meeting to a later date. See “Proposal No. 3 – Granting Authority to the Board to Adjourn the Special Meeting.”

Are the approvals of the Sale Proposal and the Dissolution Proposal interdependent or can only one of them be approved?

The approval of the Sale Proposal and the Dissolution Proposal are independent matters. A vote “FOR” or “AGAINST” either the Sale Proposal or the Dissolution Proposal does not count as a vote “FOR” or “AGAINST the other Proposal. However, the Dissolution Proposal is conditioned upon, and will not be implemented, unless and until the Sale is approved.

The Board believes that the Sale Proposal and the Dissolution Proposal are integral parts of an overall plan for the Company and that approval of each of these Proposals represents the best alternative for the Company and its shareholders as of this time.

What vote is necessary to approve the Proposals?

Although the holders of only one-third of the common shares outstanding and entitled to vote constitute a quorum for the Special Meeting, the holders of at least a majority of our outstanding common shares (that is, the holders of at least 838,300 common shares) are required to approve Proposal 1 (the Asset Sale Agreement, the Sale and the Sale Proposal) and Proposal No. 2 (the Plan of Dissolution and the Dissolution Proposal).

With respect to the other two Proposals, consisting of granting authority to the Board to adjourn the Special Meeting and transacting such other business as may properly come before the Special Meeting, the affirmative vote of the holders of at least a majority of the common shares present in person or by proxy and entitled to vote at the Special Meeting is required to approve such Proposals if a quorum is present at the Special Meeting.

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How will my vote be counted?

With respect to all four Proposals, you may cast your votes in favor of or against each Proposal or you may abstain from voting on any Proposal.

What percentage of the Company’s common shares do the Directors and executive officers own?

As of [●] [●], 2022, the members of our Board and executive officers together owned 85,306 shares of our outstanding shares of common stock, representing 5.08% of our common shares. (See the discussion under the heading “Security Ownership of Certain Beneficial Owners and Management and Related Shareholder Matters” for more details.)

Who is soliciting my proxy, how is it being solicited and who pays the cost?

ACMC is soliciting your proxy. The solicitation process is being conducted by mail and by the internet. However, proxies may also be solicited in person, by telephone or facsimile. Computershare Trust Company, N.A. (“Computershare”), our transfer agent, will be assisting us for a fee, plus reimbursement of out-of-pocket expenses. In 2021, we paid Computershare approximately $5,100, which included out-of-pocket expenses, for assisting us with our proxy solicitation in connection with our 2021 annual meeting of shareholders. ACMC will pay the cost of soliciting proxies for the Special Meeting. We will also reimburse stockbrokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to the owners of our common shares in connection with the Special Meeting.

Can I vote on-line over the internet?

We offer to shareholders on-line voting over the internet. You may view and download the proxy materials, including the proxy statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, from our website. The website to view and download this information is www.envisionreports.com/ACMC. References to this website are not intended to and do not incorporate information found on the website into this proxy statement.

Do we have any significant shareholders?

According to a Schedule 13G filed on May 16, 2022 with respect to ACMC’s common shares, we have one shareholder, identified as Booker Enterprises Pty Ltd, who owned 5.1% of our common shares as of May 12, 2022. We know of no other shareholder who owns more than 5% of our common shares as of [●] [●], 2022.

What will happen if the Sale is approved by shareholders?

If the holders of at least a majority of all of the outstanding shares of common stock approve the Sale, and the conditions to closing the Sale as set forth in the Asset Sale Agreement are satisfied or waived, the Company and will sell substantially all of its assets to OSK for cash. As soon as practicable after the closing of the Sale, the Company plans to distribute, in one installment, cash from the Sale, subject to a reserve for remaining costs and liabilities, which the Company anticipates to be in the amount of between approximately $[●] million and $[●] million. The amount and timing of the payment will be determined by the Board in its discretion.

If the shareholders approve the Sale, subject to the satisfaction of the liabilities of the Company and certain assumptions, the Company intends, although there can be no assurance, to provide for an initial distribution of between $[●] million and $[●] million, or approximately $[●] to $[●] per share of common stock. However, no distribution will be made if there is no closing of the Sale. To the extent the closing of the Sale occurs and the initial distribution is made, the Company intends to pay one or more future distributions, but such distribution and amount will depend on the Company’s available cash, after reflecting any reserve for future contingent liabilities, operating costs and any other uses of cash.

Although ACMC’s management believes that the estimates of the liabilities and net proceeds available for distribution to the shareholders are reasonable based on information currently available to the Company, the actual

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amounts of such liabilities and resulting net proceeds available for distribution to the shareholders may differ materially from such estimates, thereby affecting the amount available to be distributed to shareholders. The Board currently is not aware of any material items that could give rise to unforeseen tax liabilities or other liabilities or costs not factored into the above estimated liabilities and obligations which would materially reduce the amount of cash available for distribution to shareholders, but there is no assurance this will remain the case.

What will happen if the Sale is not approved by the shareholders?

Under the terms of the Asset Sale Agreement and the MCBA, if ACMC fails to obtain the approval of shareholders of the Sale, the Sale will not occur. If the Asset Sale Agreement is terminated before the Closing Date by either party by providing notice to the other party to the Asset Sale Agreement, the terminating party must pay the non-terminating party a $100,000 Termination Fee.

If You Have Any Questions

If you have any questions or need assistance in voting your shares, please contact the firm assisting us in the solicitation of proxies:

Computershare Trust Company, N.A.

Shareholders Call Toll Free: [●]

Banks and Brokers Call Collect: [●]

PROPOSAL NO. 1

APPROVAL OF THE ASSET SALE AGREEMENT AND THE SALE OF SUBSTANTIALLY

ALL OF THE ASSETS OF THE COMPANY

At the Special Meeting, the shareholders will be asked to vote upon the Sale Proposal. The affirmative vote of the holders of at least a majority of all shares of ACMC’s outstanding common stock is required to approve the Asset Sale Agreement and the Sale.

The following is a description of the Asset Sale Agreement, a copy of which is included in this proxy statement as Appendix A. The following description does not purport to be complete and is qualified in its entirety by reference to the copy of the Asset Sale Agreement included in this proxy statement as Appendix A. All capitalized terms used and not expressly defined in this proxy statement have the meanings set forth in the Asset Sale Agreement and/or the section of this “Proposal 1 – Approval of the Asset Sale Agreement and the Sale of Substantially All of the Assets of the Company – Asset Sale Agreement – Glossary” beginning on page [●], and Section references in this section of the proxy statement are references to Sections of the Asset Sale Agreement. Shareholders are urged to read the Asset Sale Agreement in its entirety.

Asset Sale Agreement

The Parties. American Church Mortgage Company is the seller of substantially all of its assets under the Asset Sale Agreement.

The buyer under the Asset Sale Agreement is OSK XII, LLC, a Minnesota limited liability company (“OSK”) that is wholly owned by OSP Value Fund III, LP. The entity is managed by O’Brien-Staley Partners (OSP), which operates across four discrete financial business strategies: alternative asset management; market-rate impact investing; nationwide loan servicing; and deposit management. Founded by Jerry O’Brien and Warren Staley in 2010, OSP is imbued with the core credit and fundamental investing discipline, risk management and governance DNA that have long been recognized as hallmarks of their personal and professional brands. OSK’s corporate address is 3948 West 49 ½ Street, Edina, MN 55424. Additional information about OSK can be found at www.osp-group.com, although information on that website is not part of this proxy statement.

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Before negotiating and entering into the Asset Sale Agreement, ACMC has not done business with or entered into any other transactions with OSK or any of its affiliates within the preceding two years. OSK is not an affiliate of ACMC and will not become an affiliate of ACMC as a result of the Sale.

Description of the Sale; Purchase Price. Under Section 2, ACMC has agreed to sell to OSK, and OSK has agreed to purchase and accept, all rights, title and interests of ACMC, together with all payment and performance obligations of ACMC, in and under the Assets (including REO and the Bonds described on confidential schedules provided by ACMC to OSK (the “Schedules”). Section 6 provides that the Sale is made without recourse against ACMC or any representation or warranty by ACMC, whether express, implied or imposed by law, of any kind or nature except as provided in Sections 6 and 23 of the Asset Sale Agreement. Section 6 further provides that without limiting the generality of the foregoing, ACMC does not represent, warrant or insure the accuracy or completeness of any information or its sources of information contained in the Review File, Collateral Documents, Assets, Notes, REO, Bonds or Loans (whether contained in originals, duplicate originals, copies, or magnetic media, including computer tapes and disks), including, without limitation, any reports or other information prepared by accountants, engineers, appraisers, environmental consultants or other professionals. Section 6 also provides that ACMC has not, does not and will not make any representations or warranties with respect to the collectability of any Loan or Bond or the value or condition of any Mortgaged Property or REO or collateral securing any Loan or any Bond; and to the extent the Assets, REO or Bonds constitute personal or real property, such property is sold “as is, where is” and without any warranties of any kind or type, and ACMC expressly disclaims any representations or warranties with respect to such property.

Under Section 3, the “Purchase Price” to be paid by OSK to ACMC for the purchase and sale of the Assets and Bonds is $26,100,000 in cash, plus interest due on ACMC’s Secured Investor Certificates. Section 3.2 provides that on the “Closing Date” (as defined below), OSK is to pay to ACMC the amount of the Purchase Price, less all payments received by ACMC on account of the Loans and the Bonds from March 31, 2022 through the day before the Closing Date, plus approximately $[●] as set forth in one of the Schedules provided by ACMC to OSK. Section 3.2 also provides that least two days before the Closing Date, OSK is to deliver to an account owned and controlled by OSK at the Bond Trustee $21,976,500, plus interest from April 1, 2022 through the Closing Date or the actual date of redemption of the Secured Investor Certificates, whichever is later. The “Closing Date” means June 30, 2022 or such other date as to which ACMC and OSK may agree in writing.

Representations and Warranties. Section 6.1 of the contains representations and warranties of ACMC to OSK relating to, among other things, the due organization of ACMC (Section 6.1.1); the authority of ACMC to enter into the Asset Sale Agreement and to perform the Sale and the enforceability of the Asset Sale Agreement against ACMC (Section 6.1.2); the lack of conflicts of the provisions of the Asset Sale Agreement with laws to which ACMC is subject and other agreements and contracts to which ACMC is a party (Section 6.1.3); the absence of any action, suit or proceeding of which ACMC has received actual notice pending against ACMC in any court or by or before any other governmental agency or instrumentality which would materially affect the ability of ACMC to carry out the transactions contemplated by the Sale Documents (Section 6.1.4); and that no broker or other party is entitled to a commission is involved in connection with the Sale (Section 6.1.5).

Section 6.2 sets forth representations and warranties of ACMC to OSK relating to title to the Assets and the Bonds (Section 6.2.1); the enforceability of the Bonds, Notes and Mortgages against the Obligors, with certain customary exceptions (Section 6.2.2); that, to the best of ACMC’s knowledge, the Obligor has no valid defense that prevents enforcement by the holder thereof of the provisions of the Bonds, Notes or Mortgages, or realization by the holder thereof or its assigns against the Mortgaged Property that arises from applicable local, state or federal laws, regulations or other requirements pertaining to usury and any or all other requirement of any federal, state or local law (Section 6.2.3); that, to the best of ACMC’s knowledge, the Loans and the Bonds are not subject to any valid right of rescission, set-off, abatement, diminution, counterclaim or defense that prevents enforcement by OSK thereof of the provisions of the Bonds, Notes or Mortgages or the realization by OSK or the Bond Trustee thereof against the Mortgaged Property of the intended benefits of such Mortgage and that no such claims have been asserted as of the date of the Asset Sale Agreement with respect to such Loan (Section 6.2.3); the information set forth in certain Schedules is true and correct (Section 6.2.4); that except by written instrument or other written documentation contained in the Review File, neither ACMC nor the Bond Trustee nor, to the best of ACMC’s knowledge, any prior holder of the Loans or the Bonds has modified and Notes, Bonds or Mortgages or satisfied, canceled or subordinated the Notes or Mortgages in whole or in part or released all or any material portion of the

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Mortgaged Property from the lien of the Mortgages or executed any instrument of release, cancellation or satisfaction (Section 6.2.5); the Notes, Bonds and Mortgages and any documents modifying their terms included in the Review File are true and correct copies of the documents they purport to be and have not been superseded, amended, modified, canceled or otherwise changed except as disclosed in the Review File (Section 6.2.5); except as set forth in a certain Schedule, there is no litigation, proceeding or governmental investigation pending, or any order, injunction or decree outstanding, existing or related to the Assets, Bonds or Mortgaged Property (Section 6.2.9); and neither any Mortgaged Property nor any portion thereof is the subject of, and no Obligor is a debtor in, any state or federal bankruptcy or insolvency or similar proceeding (Section 6.2.10).

Section 5 contains representations and warranties of OSK to ACMC relating to, among other things, the due organization of OSK (Section 5.1); the authority of OSK to enter into the Asset Sale Agreement and to perform the Sale and the enforceability of the Asset Sale Agreement against OSK (Section 5.2); the lack of conflicts of the provisions of the Asset Sale Agreement with laws to which OSK is subject and other agreements and contracts to which OSK is a party (Section 5.3); that OSK’s bid and decision to purchase the Assets and Bonds is based upon its own comprehensive review and independent expert evaluation and analysis of the Review File and other materials deemed relevant by OSK and its agents (Section 5.5); that in entering into Asset Sale Agreement and the other Sale Documents, OSK has not relied upon any oral or written information from ACMC or any of its employees, agents, attorneys or representatives, other than the limited representations and warranties of ACMC contained in the Asset Sale Agreement (Section 5.6); OSK is a sophisticated investor (as that term is used in regulations promulgated under the Securities Act of 1933) who could withstand the loss of the entire Purchase Price (Section 5.7); and no broker or other party entitled to a commission is involved in connection with the transaction (Section 5.10).

OSK also represents to ACMC in Section 5.4 that neither OSK nor any general partner, limited partner, shareholder or joint venturer in OSK is involved in any financial difficulties which would impair or prevent a closing pursuant to the Asset Sale Agreement on the Closing Date, and OSK has now and will have as of the Closing Date sufficient liquid assets, capital and net worth to meet its obligations under the Sale Documents and to pay the Purchase Price without any financing or other contingencies.

Conditions Precedent to Closing. Under Section 7, the respective obligations of OSK and ACMC to complete the purchase and sale of the Assets and Bonds pursuant to the Asset Sale Agreement are subject to the fulfillment on or before the Closing Date of each of the following additional conditions to be fulfilled by the other, unless the condition is specifically waived in writing by the party for whose benefit the same is to be fulfilled: OSK and ACMC must have performed all of their respective covenants and agreements contained in the Asset Sale Agreement which are required to be performed by them on or prior to the Closing Date (Section 7.1); all representations and warranties of OSK set forth in Section 5 and of ACMC set forth in Section 6.1 of the Asset Sale Agreement must be true in all material respects at and as of the Closing Date (Section 7.2); all requisite federal, state and local governmental and regulatory approvals relating to the transactions contemplated by the Asset Sale Agreement, if any, must have been obtained (Section 7.3); ACMC must have obtained approval of the Asset Sale Agreement and the transactions contemplated therein by its Board and shareholders (Section 7.4); and, upon the request of OSK or ACMC, the other party must provide certified copies of appropriate resolutions, directions and consents approving the execution and delivery of the Sale Documents and the consummation of the transactions contemplated thereby together with such other certificates of incumbency and other evidences of authority as ACMC or OSK or their respect counsel may reasonably require (Section 7.5).

Performance Covenants of OSK and ACMC. Section 8.1 and Section 8.2 contain the following covenants of OSK applicable during the period up to and including the Closing Date and, in some cases as described, after the Post-Close Period: including during the Post-Close Servicing Period, OSK will not violate any laws relating to unfair credit collection or foreclosure practices in connection with the Assets or Bonds, and OSK will indemnify ACMC and hold it harmless from and against any and all claims, demands, losses, damages, penalties, fines, forfeitures, judgments, legal fees and any other costs, fees, and expenses incurred by ACMC as a result of a breach by OSK of the aforesaid warranty or any claim, demand, or assertion that, after the Closing Date, OSK was in any way involved in or had in any way authorized any unlawful collection or foreclosure practices in connection with the Assets and Bonds transferred to OSK pursuant to Asset Sale Agreement (Section 8.1); and ACMC will submit all Internal Revenue Service Forms and Information Returns for the Assets or Bonds for the period during which it owns the Assets or Bonds (Section 8.2).

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Section 8.3 provides that if any Asset or Bond is or becomes subject to any claim, action, lawsuit, foreclosure action, bankruptcy, or other proceeding, administrative or judicial, or similar action filed by or against any Obligor (collectively, “Litigation”), OSK must, within ten days after the Closing Date, provide ACMC and ACMC’s counsel in connection with each such Litigation with the name of counsel selected by OSK to represent OSK’s interests in such Litigation. Section 8.3 further provides that OSK must, at its own cost, liability, responsibility and risk, within ten days after the Closing Date, notify the applicable clerk of all applicable courts and all counsel of record that ownership of the subject Asset or Bond was transferred from ACMC to OSK. In addition, OSK must, at its own cost, have its counsel file appropriate pleadings with all applicable courts within ten days after the Closing Date substituting OSK’s counsel for ACMC’s counsel, removing ACMC as a party to all Litigation, and substituting OSK as the real party in interest in all such Litigation, such that ACMC will have no further obligation with respect to any such Litigation, including any fees or costs of any receiver arising from and after the Closing Date. Under Section 8.3, ACMC will have the right to notify its counsel representing its interests to cease participating in all Litigation upon the Closing Date or any date thereafter. Section 8.3 also provides that OSK irrevocably appoints ACMC’s and ACMC’s agents as the true and lawful attorney of OSK (which appointment is coupled with an interest) in the name, place and stead of, and at the expense of, OSK to take such actions and file such motions and other documents with the court and otherwise as necessary to substitute OSK in place of ACMC in all such Litigation, to effectuate ACMC’s counsel’s withdrawal as counsel from the Litigation, and to otherwise effectuate OSK’s assumed obligations with respect to such Litigation.

Under Section 22, after the Closing Date and through December 31, 2022, ACMC and Church Loan Advisors, Inc. (the “Advisor”), which is ACMC’s advisor and serves as the service provider for ACMC and Philip J. Myers, will service and administer the Assets and Bonds in the same manner as previously serviced by or on behalf of ACMC (except that ACMC must not take any material action without the prior written approval of OSK). Section 22 also provides that on the first Business Day of each month during the Post-Close Servicing Period, OSK must pay the Advisor a monthly servicing fee of $24,000; at the sole cost and expense of OSK, ACMC and the Advisor will cooperate in the appointment of TMI Trust Company as successor bond trustee (or any other substitute or successor bond trustee designated by OSK) with respect to all bond issuances; and at the sole cost and expense of OSK, ACMC and the Advisor will cooperate with requests of OSK relating to the transfer of servicing, including, without limitation, by cooperating with any designated successor servicer and cooperating with requests related to ACH authorizations. See “Proposal 1 – Approval of the Asset Sale Agreement and the Sale of Substantially All of the Assets of the Company – Interests of Certain Persons in Matters to be Acted Upon.

Section 21 provides that ACMC agrees to execute and deliver such instruments and take such further actions OSK may request in order to effectuate the purposes and to carry out the terms of the Asset Sale Agreement.

Under Section 3.5, after the Closing Date, ACMC must pay to OSK, promptly after the receipt thereof, the amount of Collections received by ACMC on or after the Closing Date to the extent collected in good funds by ACMC.

No Solicitation by ACMC; Receipt of “Superior Proposal”. Section 26 provides that ACMC will not, and will not authorize or permit any of its affiliates to, directly or indirectly, encourage, solicit, initiate, facilitate or continue inquiries regarding an acquisition proposal. Section 26 further provides that ACMC must, within two Business Days, advise OSK orally and in writing of any acquisition proposal for ACMC or the Assets and Bonds or any inquiry it receives with respect to or which could reasonably be expected to result in an acquisition proposal for ACMC or the Assets and Bonds and the material terms and conditions of such request, including the identity of the person or entity making the proposal. If ACMC receives an acquisition proposal that ACMC’s Board concludes in good faith, after consultation with ACMC’s outside counsel, constitutes a “Superior Proposal” (as defined below), ACMC may, if it determines in good faith, after consultation with outside counsel, take such action is required to comply with its fiduciary duties to its shareholders under applicable law, engage in negotiations with such third party, and supply such third party with information on ACMC and/or terminate the Asset Sale Agreement as set forth in Section 24 (described below). (See “Proposal 1 – Approval of the Asset Sale Agreement and the Sale of Substantially All of the Assets of ACMC – Asset Sale Agreement – Termination of Asset Sale Agreement.”) Section 26 then obligates ACMC to provide prior written notice to OSK at least two days in advance of its taking any action contemplated by Section 26 or Section 24 with respect to any Superior Proposal. Section 26 defines the term “Superior Proposal” to mean any bona fide acquisition proposal made in writing (i) that includes consideration that ACMC’s Board in good faith determines is greater than the Purchase Price and otherwise is on terms that ACMC’s

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Board has determined in its good faith judgment (after consultation with outside counsel and after taking into account all legal, financial (including the financing terms of such proposal), regulatory and other aspects of the proposal) are more favorable to ACMC’s shareholders from a financial point of view than the Asset Sale Agreement; (ii) with respect to which ACMC’s Board has determined in good faith (after consultation with outside counsel and after taking into account all legal, financial (including the financing terms of such proposal), regulatory and other aspects of the proposal) is reasonably likely to be consummated (if accepted); and (iii) that is not subject to any financing or due diligence conditions.

Termination of Asset Sale Agreement; Termination Fee. Section 24 provides that the Asset Sale Agreement may be terminated at any time under the following conditions: at any time prior to the Closing Date, by either OSK or ACMC by providing written notice to the other party; at any time prior to the Closing Date, by the mutual written consent of OSK and ACMC; or after December 31, 2022, by either OSK or ACMC by providing written notice to the other party if the closing has not occurred by December 31, 2022.

Section 24 also provides that if either OSK or ACMC terminates the Asset Sale Agreement before the Closing Date by providing written notice to the other party, then the terminating party must pay a $100,000 Termination Fee by wire transfer in immediately available funds within two Business Days of such termination to the non-terminating party and that upon termination of the Asset Sale Agreement, OSK and ACMC each must bear its own costs and expenses.

Transfer of Assets and Bonds; Closing Documents. Under Section 4.1, not later than the Business Day prior to the Closing Date, ACMC must deliver to OSK (i) a Bill of Sale selling, assigning, transferring and conveying to OSK all rights, title and interests of ACMC in and to and under the Loans; (ii) the original Notes, or affidavits of lost Notes, endorsed by ACMC by allonge; (iii) the original Bonds, to the extent in existence, and bond powers necessary to transfer title to the Bonds to OSK; (iv) assignments of Mortgages; and (v) a Deed selling, assigning, transferring and conveying to OSK all rights, title and interests of ACMC in, to and under the REO, all on the terms set forth in the Asset Sale Agreement (collectively, the “Closing Documents”). Section 4.1 also provides that the endorsements and assignments included in the Closing Documents will be without recourse, representation or warranty of any kind or nature, and such qualifying language on the endorsements and assignments will not affect, limit or enlarge the obligations of ACMC and the rights, remedies and recourse of OSK under the Asset Sale Agreement.

Under Section 4.4, to and after the closing, to the extent prepared by OSK, ACMC must execute, and acknowledge, if appropriate, for delivery to OSK one or more additional documents to the extent required by applicable public recording or filing laws to transfer to OSK the rights, title and interests of ACMC in, to and under the purchased Assets and Bonds (collectively, “Separate Assignments”); the Separate Assignments must be without recourse, representation or warranty of any kind or nature; such qualifying language on the Separate Assignments will not affect, limit or enlarge the obligations of ACMC and the rights, remedies and recourse of OSK under the Asset Sale Agreement; OSK must prepare and furnish any and all further Separate Assignments, if necessary, in form satisfactory to ACMC; and OSK must promptly file or record each Separate Assignment, at its sole cost and expense.

Section 4.5 provides that at the request and sole cost and expense of OSK, ACMC must cooperate with OSK in executing written requests to each hazard, casualty and liability insurer, and to the writing agent for each flood hazard insurer, issuing a policy of insurance obtained by an Obligor with respect to the Assets and Bonds, requesting an endorsement of its policy of insurance effective on the Closing Date adding OSK as the mortgagee, the loss payee and/or an insured named therein, as the case may be, together with instructions that such endorsement be forwarded directly to OSK, with a copy to ACMC. Under Section 4.5, each such request must be prepared by OSK at its sole cost and expense, and any additional premium or other charge in connection therewith must be paid by OSK. Under Section 4.5, OSK is not entitled to be added to or acquire an interest in any policy of insurance obtained by ACMC. Section 4.5 provides that any loss on or after the Closing Date either to an Obligor, OSK or to the value or collectability of the Assets and Bonds due to ACMC’s cancellation of collateral or real property risk insurance or its failure to identify OSK as loss payee, mortgagee or other insured is the sole responsibility of OSK; and that to the extent the Assets or Bonds constitute personal or real property, ACMC expressly disclaims any obligation to provide title insurance, pay property taxes, or pay any related transaction taxes or other fees.

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Survival of Representations and Warranties; Indemnification; Limitations of Damages. Under Section 16, each and every covenant made by OSK or ACMC in the Asset Sale Agreement will not survive the closing and will merge into the Closing Documents, provided, however, that ACMC’s representations and warranties set forth in Section 6.2 will be independently enforceable for a 30-day period following the Closing Date, after which time no claim for breach of Section 6.2 may be made.

Section 25 provides that with respect to any Proceeding brought by someone other than a party to the Asset Sale Agreement against one or more of the Seller Indemnitees and that in any way directly or indirectly relates to the Assets, Bonds or REO acquired by OSK after the Closing Date, OSK must indemnify those Seller Indemnitees against all indemnifiable Losses arising out of such Proceeding.

Under Section 23, neither party will be liable to the other party for any consequential, special or punitive damages. Also under Section 23, if ACMC fails to consummate the sale of the Assets and the Bonds upon the terms and conditions set forth in the Asset Sale Agreement, OSK's sole remedy will be for specific performance or for the refund of any sums previously received by ACMC from the OSK. If, after the Closing Date, ACMC breaches any representation or warranty set forth in Section 6 which has not expired, OSK is to give written notice to ACMC within 30 days of discovery of such breach, and ACMC will have the right to cure such breach during a period of 90 days after receipt of such notice; if such breach or failure is not duly cured within such 90-day period, or not waived or consented to in writing by OSK, ACMC must elect, in its sole discretion, to either (i) repurchase the Assets and Bonds at the Repurchase Price, or (ii) to pay to OSK’s the actual damages of OSK directly caused by such breach, up to an amount not exceeding the Repurchase Price. OSK’s remedies set forth in Section 23 will be the exclusive remedies of OSK, and OSK will not be entitled to any other rights, remedies or other relief, at law or in equity, for ACMC’s breach of any representation, warranty or covenant set forth in the Asset Sale Agreement.

Other Provisions of the Asset Sale Agreement. Section 14 provides that the Asset Sale Agreement and the terms, covenants, conditions, provisions, obligations, undertakings, rights and benefits of the Asset Sale Agreement is binding upon, and will inure to the benefit of, ACMC and OSK and their respective heirs, executors, administrators, representatives, successors, and assigns. Section 14 further provides that notwithstanding anything in the Asset Sale Agreement to the contrary, OSK agrees not to assign its rights under the Asset Sale Agreement without the prior written consent of ACMC, except that OSK may assign its rights under the Asset Sale Agreement to an affiliate of OSK, and, in the event of any assignment, both OSK and the assignee will be jointly and severally liable under the Asset Sale Agreement.

Under Section 17, the Asset Sale Agreement is governed by and construed in accordance with the laws of the State of Minnesota, without giving effect to any choice of law or conflict of laws provision or rule (whether of the State of Minnesota or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Minnesota.

Under Section 18, the Asset Sale Agreement may be amended or modified only by a written agreement executed and delivered by duly authorized officers of OSK and ACMC.

Section 19 provides that except as otherwise set forth in the Asset Sale Agreement, all fees and expenses incurred in connection with the Asset Sale Agreement and the transactions contemplated under the Asset Sale Agreement, including the fees and disbursements of counsel, financial advisors and accountants, will be paid by the party incurring such fees or expenses.

Board Approval; No Fairness Opinion. On May 26, 2022, the Board of ACMC unanimously approved and authorized the Asset Sale Agreement and the Sale. The Board did not receive a fairness opinion as to the fairness of the Purchase Price, as adjusted, to ACMC’s shareholders from a financial point of view.

Glossary. Unless otherwise expressly defined in this proxy statement, the following terms as used in the Asset Sale Agreement have the following meanings:

•	“Assets” means each of the Loans and the REO and all servicing rights associated with the foregoing, as of the Closing Date, identified on a Schedule.
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•	“Bonds” means the church loan bonds held by ACMC in its inventory as of the Closing Date, identified on a Schedule.
•	“Bond Trustee” means Herring Bank.
•	“Business Day” means any day other than a Saturday, Sunday or national holiday.
•	“Collateral Document” means the Mortgages, any assignments of leases and rents, security agreements, financing statements, guaranties, and other agreements or documents, whether an original or a copy and whether or not similar to those enumerated, evidencing, securing, guarantying or otherwise documenting or giving notice of the Loans or the Bonds and any performance or payment obligations with respect thereto or any document evidencing ownership in any asset that was acquired in connection with a foreclosure, deed-in-lieu of foreclosure or otherwise in connection with the resolution of a Loan or a Bond, and title insurance policies insuring the ownership or liens thereof, provided, however, that the term “Collateral Document” expressly excludes the Notes.
•	“Collections” means all payments, proceeds and/or awards, actually received by ACMC on account of the Assets, REO or Bonds, in cash, including checks which have been reduced to good funds, for current application to the indebtedness of the Obligor under the Loans or the Bonds, whether or not so applied and, if so applied, whether applied to principal, interest, fees, or any other such indebtedness.
•	“Deed” means an executed deed, in recordable form, sufficient to convey insurable title to an REO in accordance with the laws of the jurisdiction where it is located.
•	“Excluded Information” means information or documentation excluded from the Review File or redacted from documents left in the Review File relating to the Assets, the Bonds, or the Obligors including internal memoranda and officer comments, attorney-client correspondence or other information from attorneys or prepared in anticipation of litigation, personal tax returns, and any documents prepared by or for the use of ACMC regarding the valuation of the Assets and the Bonds.
•	“Indemnifiable Losses” means the aggregate of Losses and Litigation Expenses.
•	“Litigation Expense” means any reasonable out-of-pocket expense incurred in defending a Proceeding or in any related investigation or negotiation, including court filing fees, court costs, arbitration fees, and attorneys’ and other professionals’ fees and disbursements.
•	“Loans” means the loan obligations and debts evidenced by the Notes and includes (a) the Notes; (b) all rights to payment and other rights, title and interests of ACMC in, to and under the Notes, specifically including, all accrued interest and late charges; (c) each Collateral Document; (d) all rights, title, interests, powers, liens or security interests of ACMC in, to or under each Collateral Document, including without limitation claims and rights to and interests in proceeds of hazard or casualty insurance covering collateral securing such Loan and awards in eminent domain and condemnation proceedings affecting such collateral; (e) all Collections received by ACMC on or after the Closing Date and then or thereafter actually collected in good funds; (f) any right, claim or cause of action, and any liability or counterclaim associated therewith, arising out of or in connection with litigation pending, if any; (g) any judgment or execution based upon the Notes or any Collateral Document, to the extent attributable thereto, and any lien arising from any such judgment or execution; and (h) all other documents held by ACMC contained in the Review File with respect to the Loans.
•	“Loss” means any amount awarded in, or paid in settlement of, any Proceeding, but excluding Litigation Expenses.
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•	“Mortgages” means each mortgage, deed of trust or other similar instrument, if any, securing the Notes or the Bonds, including, without limitation, all modifications, restructurings, extensions consolidations and amendments thereof.
•	“Mortgaged Property” means the real property covered by the Mortgages.
•	“Notes” means each promissory note or other instrument evidencing indebtedness or other asset as listed on a Schedule, including, without limitation, all modifications, restructurings, extensions, consolidations and amendments thereof.
•	“Obligor” means the maker, co-maker of the Notes or the Bonds and any guarantor, surety or other primary, secondary or other party obligated with respect to the Loans or the Bonds or any performance or payment obligation in connection therewith, and any other party who has granted collateral for or whose property or any part thereof is subject to any encumbrance securing the Loans or the Bonds or any performance or payment obligation in connection therewith.
•	“Post-Close Servicing Period” means July 1, 2022 to December 31, 2022.
•	“Proceeding” means any judicial, administrative, or arbitration suit, claim, investigation or proceeding.
•	“REO” means any Asset identified as REO by a “yes” in the REO Flag on the Loan Schedule, which is a Mortgaged Property acquired by ACMC through foreclosure, deed-in-lieu of foreclosure or otherwise, if any, which is identified on a Schedule, and to the extent transferable by ACMC, all right, title and interest of ACMC relating thereto, including, without limitation, any of ACMC’s right, title and interest in and to all easements, covenants and other rights related to such REO; all fixtures, equipment and other personal property which on the Closing Date are placed in or attached to such REO, to the extent transferable; and any deficiency claims, judgments, or similar rights.
•	“Representative” means, with respect to an entity, any of that entity’s directors, officers, employees, agents, consultants, advisers, and other representatives.
•	"Repurchase Price" means with respect to the Assets and Bonds, the price to be paid by ACMC for such Assets and Bonds if repurchased from OSK pursuant to the terms of the Asset Sale Agreement, which will be computed as follows: (a) the Purchase Price for such Assets or Bonds paid by OSK as set forth on the settlement statement; minus (b) all amounts paid by any Obligor or otherwise received or collected by OSK in respect of the Assets and the Bonds between the Closing Date and the repurchase date (whether characterized as principal, interest, principal and interest, fees, expenses, proceeds and any other payment of every kind and nature), which amounts must be evidenced and certified by OSK to ACMC as true and accurate; minus (c)any diminution in the value of the Assets or Bonds since the Closing Date attributable to the action, omission or fault of OSK; plus (d) all (i) reasonable amounts paid by OSK in good faith to third parties to collect principal, interest and other amounts due under the Loans or Bonds or to sell or lease REO, (ii) commercially reasonable advances made by OSK to third parties in order to preserve the value of REO or to protect the security of its collateral and other advances made by OSK pursuant to the Collateral Documents, in each case from the Closing Date to the repurchase date (as evidenced by invoices and canceled checks), and (iii) all accrued and unpaid interest from the Closing Date through the repurchase date on the Assets and the Bonds.

•	“Review File” means all instruments and documents, in the files of ACMC pertaining to the Assets or the Bonds, including without limitation, the Notes, the Bonds and any Collateral Documents and any loan summaries prepared by the ACMC, but excluding any Excluded Information.
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•	“Sale Documents” means the Asset Sale Agreement and all attachments to the Asset Sale Agreement, and all other instruments, agreements, certificates and other documents at any time executed and delivered by or on behalf of ACMC or OSK in connection with the sale of the Assets and the Bonds.
•	“Secured Investor Certificate” means ACMC’s secured investor certificates.
•	“Seller Indemnitee” means ACMC, any affiliate of ACMC, including, without limitation, the Advisor, each Representative of any of the foregoing, and each successor and assign of any of the foregoing.

Background of the Sale

Entering into the Asset Sale Agreement is the result of an extensive review by the Board of various strategic alternatives available to the Company. The Board determined that the proposed Sale would maximize value for the shareholders.

OSK is wholly owned by OSP Value Fund III, LP, which does business as “O-Brien Staley Partners” (“OSP”). OSP is a local investment firm with an existing church loan/bond inventory with whom senior officers of ACMC have had periodic contact (but no business relationship) for approximately 10 years. An initial conversation regarding the purchase of ACMC or ACMC’s portfolio or loans and bonds occurred sometime in late September 2021 during an informal meeting. ACMC commenced the discussion by stating that ACMC was beginning to consider efforts to locate an acquisition candidate who could buy the Company and perhaps scale its church lending activity, building on the current portfolio and trade name of ACMC. ACMC understood that its prospects to obtain additional capital were not good at the time. The Company advised OSP that ACMC’s alternatives were essentially relegated to entering a wind-down phase where principal pay-down on loans over time would be applied to retire debt. Several significant bond positions in the portfolio were not performing since the commencement of the COVID-19 pandemic in early 2020, and without the approximately $110,000 of cash flow per quarter from those bonds, ACMC had not been able to pay dividends to its shareholders. ACMC did have preliminary conversations with other potential purchasers about a portfolio sale in the early summer of 2021. However, those discussions ceased shortly thereafter, and no other candidates were on the horizon.

OSP phoned ACMC within a couple weeks of the initial informal meeting and said they would like to learn more about the specifics of the ACMC’s portfolio. Information was shared subsequently pursuant to a nondisclosure agreement. ACMC’s portfolio was analyzed by OSP, and, on December 15, 2021, OSP met with ACMC’s executive officers at OSP’s office to review the Company’s records of loans and bonds and to ask specific questions. Subsequently, there were several calls between OSP and ACMC in which ACMC answered further questions regarding the loan/bond portfolio and the status of particular positions. In late February 2022, OSP submitted an initial term sheet to ACMC for acquisition of only the Company’s loan and bond portfolio for approximately $24,900,000. Further delay occurred due to the fact that the portfolio information provided by ACMC to OSP had to be adjusted due to intervening pay-offs of some loans/bonds in January 2022. The initial proposal was rejected by ACMC due an inadequate return to shareholders after debt retirement and accounting for estimated transaction costs and other expenses. The offer was subsequently improved by OSP, but was again rejected by ACMC as inadequate. A final offer was received on or about May 3, 2022, which formed the basis for the final Asset Sale Agreement which provides for a purchase price of $26,100,000. With the only prospect of slowly winding the Company down by applying principal pay-down revenue to debt reduction, and key components of the bond portfolio not performing, the current offer, which allows the Company to retire its Secured Investor Certificate indebtedness of $21,976,500 at par, issue a liquidating dividend to shareholders, and conclude operations, the offer was considered the best course available. Also considered was the fact that the Company’s public accountants had withdrawn following issuance of the audit report in the spring of 2022 due to the accountant’s inability to accurately value the non-performing/under-performing components of the bond portfolio, due in large part to the absence of a market for these church bonds and the accountant’s inability to obtain meaningful status information from the Bond Trustee. The prospect of finding a new registered public accounting firm under these circumstances is a difficult undertaking, and the Board unanimously approved OSP’s final offer as contained in the final Asset Sale Agreement.

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Prior to execution of the Board resolutions dated May 26, 2022, the Company’s legal counsel reviewed material terms of the draft Asset Sale Agreement with the Board. The Board further discussed the process of seeking shareholder approval of the Sale, the Asset Sale Agreement, the Plan of Dissolutions, and the Dissolution Proposal. The Board discussed the terms of the proposed transactions and, after further discussion, the Board unanimously adopted resolutions declaring the Sale, Asset Sale Agreement, the Dissolution, and the Plan of Dissolutions to be advisable and in the best interests of the Company’s shareholders and recommending that the shareholders vote in favor of each Proposal.

On May 27, 2022, the Company and OSK signed the Asset Sale Agreement and ACMC filed a Current Report on Form 8-K with the Securities and Exchange Commission, or the “SEC,” announcing the Asset Sale Agreement. As of the date of this proxy statement, we have not had any other communication, indication of interest or offer from any other potential purchaser of our business or assets since we first publicly announced the Asset Sale Agreement with OSK on May 27, 2022.

Reasons for the Sale and the Dissolution

Our Board determined that the Sale and the dissolution under the Plan of Dissolution was advisable and fair to, and in the best interests of, the Company and its shareholders and approved the Sale Proposal and the Dissolution Proposal. The Dissolution Proposal is discussed in more detail in the section of this proxy statement entitled “Proposal No. 2 -- Approval of the Voluntary Liquidation and Dissolution of the Company pursuant to the Plan of Dissolution, a Copy of Which is Attached as Appendix B to this Proxy Statement.” Our Board recommends that shareholders vote “FOR” approval of the Sale Proposal at the Special Meeting.

In reaching its decision to approve the Asset Sale Agreement and to recommend that shareholders vote to approve the Sale, the Board, in consultation with the Company’s advisors and management, considered a number of factors, including, but not limited to, the other factors described elsewhere in this proxy statement as well as the following factors:

•	the amount of the consideration to be received by ACMC under the Asset Sale Agreement;
•	the Sale is the result of an active, lengthy and thorough evaluation of strategic alternatives reasonably available to ACMC and our shareholders, including the alternative of retaining our current business based upon:

o       the Board’s knowledge of the nature of our business and of the current and prospective competitive, economic, regulatory and operational environment in the church mortgage industry;

o       our history of operating losses and challenges faced by AMC as well as the Board’s understanding of, and discussions with management regarding, historical and potential performance of ACMC;

•	the expiration of most of ACMC’s representations and warranties at closing and the limitation of the survival period applicable to ACMC’s representations and warranties in Section 6.2 to 30 days following the Closing Date, and OSK’s agreement to indemnify the Seller Indemnitees as provided in Section 25 of the Asset Sale Agreement described above;
•	the Board’s understanding of and familiarity with, and discussions with our management regarding, the business, operations, management, financial condition operating losses and potential future business prospects for the Company (as well as the risks and costs involved in pursuing those prospects);
•	our inability to pursue acquisitions, and the lack of any discussions with or inquiries by any acquisition or merger candidates;
•	our assessment of what prospective buyers are willing to pay for our assets, the likelihood of closing a transaction with them, and the conditions they have imposed;
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•	the review by our Board with our legal counsel of the structure of the Sale;
•	the ability of our Board, pursuant to the terms of the Asset Sale Agreement, to evaluate any unsolicited or unencouraged alternative acquisition proposals that we may receive, and our ability to terminate the Asset Sale Agreement (and pay a termination fee upon certain circumstances) if the Board determines in good faith that an alternative acquisition proposal is or is reasonably likely to lead to a Superior Proposal, consistent with the Board’s fiduciary obligations;
•	the likelihood that the Sale will be completed, including the reasonableness of the conditions to the Sale and the likelihood that the shareholder approvals necessary to complete the Sale will be obtained; and
•	that the Sale was subject to approval of holders of at least a majority of the outstanding shares of our common stock, and that if such shareholders did not approve of the transaction terms, the Sale would not close.

Our Board also considered potential drawbacks or risks relating to the Sale, including the following risks and potentially negative factors, but determined that these potential risks and factors were outweighed by the expected benefits of the Sale:

•	the fact that the assets being sold to OSK includes all our substantially all of our assets;
•	the fact that the Sale must be completed by December 31, 2022 and that the Special Meeting to approve the Sale must occur by such date;
•	the risks and costs to ACMC if the Sale does not close, including the diversion of management and employee attention and disruption in our business relationships;
•	the fact that under the terms of the Asset Sale Agreement, we have to pay OSK the Termination Fee of $100,000 if we terminated the Asset Sale Agreement before the Closing Date; and
•	that certain of our officers and directors may have interests with respect to the Sale in addition to their interests as shareholders generally (see “ – Interests of Certain Persons in Matters to be Acted Upon” above).

The foregoing discussion is a summary of the information and factors considered by the Board in its consideration of the Sale. In view of the variety of factors, the amount of information considered and the complexity of these matters, the Board did not find it practicable to, and did not attempt to, rank, quantify, make specific assessments of or otherwise assign relative weights to the specific factors considered in reaching its determination. Individual members of the Board may have given different weights to different factors. The Board considered these factors as a whole, and overall considered them to be favorable to, and to support, its determination to unanimously approve the Sale.

Risk Factors Related to the Sale

For a description of certain risk factors in respect of the business of the Company, see the risk factors set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021. The following are additional risk factors ACMC’s shareholders also should carefully consider the risk factors described below with respect to the Sale and the other information contained in this proxy statement and the attached Appendixes.

The Sale, even if approved by the ACMC shareholders, may not be completed.

The completion of the Sale is subject to a number of conditions to closing, some of which are outside the control of ACMC, including receipt of shareholder approval of the Sale and the Sale closing by December 31, 2022, the Asset Sale Agreement remaining in force, and ACMC and OSK having performed its other obligations under the

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Asset Sale Agreement. See “Proposal 1 – Approval of the Asset Sale Agreement and the Sale of Substantially All of the Assets of ACMC – Asset Sale Agreement.” There can be no certainty, nor can ACMC provide any assurance to its shareholders, that, if even if the shareholders approve the Sale, these conditions will be satisfied or, if satisfied, when they will be satisfied.

The distribution to shareholders as a result of the Sale and the Plan of Dissolution is subject to a number of risks.

Any distributions made by the Company to its shareholders as a result of the Sale and the Plan of Dissolution, including the timing and amount of such distributions, are subject to a number of risks, including (without limitation) the following:

•	the timing and amount of distributions to ACMC shareholders cannot be predicted with certainty;
•	any estimate of the amount available for distribution to shareholders could be reduced if ACMC’s expectations regarding operating expenses, employee retention, costs of satisfying or discharging liabilities are inaccurate;
•	any estimate of the amount available for distribution to shareholders is based on a number of assumptions, including with respect to administrative and professional expenses incurred by ACMC in the interim, some or all of which may be inaccurate;
•	any delay in the closing of the Sale will decrease the funds available for distribution because ACMC will continue to be subject to ongoing operating expenses;
•	ACMC may face lawsuits or other claims, and it may take time to defend or settle any such lawsuits or claims, and any estimates of liability that may arise from such lawsuits or claims may be inaccurate;
•	ACMC’s shareholders could vote against the Sale, thereby making the Sale impossible and adding great uncertainty as to the ability to make any distribution to shareholders;
•	the occurrence of certain events, changes or other circumstance could give rise to the termination of the Asset Sale Agreement, which would result in the Sale not being consummated;
•	the Company may receive a Superior Proposal, the Asset Sale Agreement may be terminated in connection with the Company’s pursuit of such alternative transaction, and that alternative transaction may not be consummated; or
•	the Sale process may disrupt current plans and operations, which could delay or prevent the Sale.

If, after the closing of the Sale, ACMC breaches its representation or warranty set forth in Section 6 of the Asset Sale Agreement which have not expired and, as a result, must choose to either repurchase the Assets for the Repurchase Price or pay OSK’s actual damages in an amount not exceeding the Repurchase Price as provided in Section 23 of the Asset Sale Agreement, it could reduce or eliminate the amount of cash available to be distributed to ACMC’s shareholders.

The Purchase Price to be paid in connection with the Sale in cash is $26,100,000, adjusted as provided in Section 3.2 of the Asset Sale Agreement. Any claims by OSK against ACMC under Section 23 for breaches by ACMC of its representations and warranties under Section 6 of the Asset Sale Agreement which have not expired would reduce or eliminate the amount of cash ultimately available for distributions to ACMC’s shareholders. There can be no assurance that OSK will not make a claim for breach under Section 23 of the Asset Sale Agreement.

ACMC may not receive any competing transaction proposals or Superior Proposals, including as a result of the termination fee payable to OSK.

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The Asset Sale Agreement requires ACMC to pay to OSK the $100,000 Termination Fee if ACMC terminates the Asset Sale Agreement before the Closing Date as provided in Section 24(a) of the Asset Sale Agreement, and ACMC could terminate the Asset Sale Agreement if it receives a Superior Proposal. The amount of the Termination Fee may have the effect of causing other potential third-party buyers to not submit a proposal to buy either ACMC or its assets at a higher price or to enter into a more favorable alternative transaction.

Our directors and executive officers may have interests that are different from, or in addition to, those of shareholders generally.

You should be aware of interests of, and the benefits available to, our directors and executive officers when considering the recommendation of our Board of the Sale. Our directors and executive officers may have interests in the Sale that may be in addition to, or different from, their interests as shareholders. See “Interests of Certain Persons in Matters to be Acted Upon” on page [●].

ACMC will continue to incur the expenses of complying with public company reporting requirements, which could reduce the amount of cash to be distributed to ACMC’s shareholders.

Before and after the Closing Date, we have an obligation to continue to comply with the applicable reporting requirements of the Exchange Act even though compliance with such reporting requirements is economically burdensome. Until ACMC is able to deregister its shares of common stock and suspend its periodic reporting obligations under the Exchange Act, ACMC will remain a reporting issuer and will incur attendant costs relating to filing such reports with the SEC.

Dissenters’ Rights

Dissenters’ rights under Minnesota law are available to shareholders of ACMC with respect to the Sale that is part of Proposal No. 1, which is the Sale Proposal, if the shareholders fully comply with all applicable statutory requirements.

Section 302A.471 of the MBCA provides that any shareholder of the Company may dissent from the Sale of substantially all of the assets of the Company and obtain payment of the "fair value" of his, her or its shares as determined in accordance with Section 302A.473 of the MBCA but only if such shareholder complies with all of the provisions of Section 302A.473.

A summary of Sections 302A.471 and 302A.473 of the MBCA, which set forth the procedures for demanding statutory dissenters' rights, is set forth in Appendix A to the Notice of Special Meeting of Shareholders accompanying this proxy statement and incorporated herein by reference. The full text of Sections 302A.471 and 302A.473 is attached to the Notice of Special Meeting of Shareholders as Appendix B.

In particular, ACMC shareholders should be aware that if they vote in favor of Proposal No. 1 and do not change their vote, they will waive their right to exercise dissenters’ rights under the MBCA, and that a vote against Proposal No. 1 will not satisfy the notice requirements under Sections 302A.471 and 302A.473 of the MBCA. In addition, the payment of a dissenting shareholder would reduce the amount of cash available from the Sale for distribution to other shareholders.

The failure to comply strictly with all of the procedures set forth in Section 302A.473 of the MBCA will result in the loss of a shareholder's dissenters' rights. Consequently, any shareholder wishing to exercise dissenters' rights is urged to consult his, her or its own legal counsel before attempting to exercise such rights.

Shareholders considering the exercise of dissenters' rights should be aware that the "fair value" of their shares as determined under Section 302A.473 of the MBCA could be more than, the same as, or less than the portion of the Purchase Price they would receive in the Sale if they did not dissent.

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Shareholder Distribution

If the Sale is approved, the timing of any distributions to ACMC’s shareholders upon consummation of the Sale depends on, among other factors, the timing of ACMC performing all of its obligations and requirements after the closing of the Sale and payment of any applicable liabilities and obligations. See “Risk Factors” below.

If the shareholders approve the Sale, subject to the satisfaction of the liabilities of ACMC, the Board intends, although there can be no assurance, to provide for an initial distribution of between $[●] million and $[●] million in the aggregate, or approximately $[●] to $[●] per share of ACMC’s common stock. No distribution will be made if the Sale is not closed. The Board anticipates that an initial distribution will be made after termination of the 30-day expiration period for ACMC’s representations and warranties in Section 6.2 of the Asset Sale Agreement, which begins to run on the Closing Date, and that a second distribution may be made at a later date, assuming the shareholders approve the Sale and the Sale is consummated.

No Regulatory Approval

No federal or state regulatory requirements must be complied with or approval must be obtained in connection with the Sale or the Asset Sale Agreement.

No Going Private Transaction

The Sale will not have the effect of a “going private transaction” as defined in Rule 13e-3 under the Securities Exchange Act of 1934, which we refer to as the “Exchange Act.” The Sale does not involve the sale of all or substantially all of ACMC’s assets to its affiliate or to a person or entity who will become an affiliate after the Closing Date and thus is not a Rule 13e-3 transaction within the meaning of Rule 13e-3(a)(3)(i) under the Exchange Act.

The Company’s Board of Directors has unanimously approved Proposal No. 1 and strongly recommends that the shareholders of the Company vote for approval of

Proposal No. 1.

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PROPOSAL NO. 2

APPROVAL OF THE VOLUNTARY LIQUIDATION AND DISSOLUTION OF THE COMPANY PURSUANT TO THE PLAN OF DISSOLUTION, A COPY OF WHICH IS ATTACHED AS APPENDIX B TO THIS PROXY STATEMENT

General

At the Special Meeting, the shareholders will be asked to vote upon the Dissolution Proposal to approve the voluntary liquidation and dissolution of ACMC pursuant to the Plan of Dissolution substantially in the form attached as Appendix B. The Plan of Dissolution has been unanimously approved by the Board, and the Board recommends that the ACMC shareholders approve it. The affirmative vote of the holders of at least a majority of all shares of ACMC’s outstanding common stock is required to approve the Dissolution Proposal. Certain material features of the Plan of Dissolution and the applicable provisions of the MBCA are summarized below; however, such summary does not purpose to be complete and is qualified in its entirety by reference to the Plan of Dissolution and the applicable provisions of the MBCA. Shareholders are urged to carefully read the Plan of Dissolution in its entirety.

As a result of closing of the Sale, ACMC will have sold substantially all of its assets. The following is the anticipated chronology of events after, and assuming, ACMC’s shareholders approve the Dissolution Proposal:

•	ACMC will immediately file its Notice of Intent to Dissolve with the Secretary of State of the State of Minnesota, or “Minnesota SoS”;
•	ACMC then will cease to carry on its business except to the extent necessary for the winding up of the Company, and ACMC’s corporate existence will continue to exist to the extent necessary to wind up the affairs of the Company until the dissolution proceedings are revoked or ACMC files its Articles of Dissolution with the Minnesota SoS;
•	ACMC’s Board and officers will proceed as soon as possible to collect or make provision for the collection of all known debts due or owing to ACMC; and with certain exceptions, to pay or make provision for the payment of all known debts, obligations, and liabilities of ACMC according to their priorities;
•	ACMC will distribute to its shareholders in accordance with the MBCA all tangible or intangible property (which the Board believes will entirely or mostly consist of cash) remaining after the discharge of, or after making adequate provision for the discharge of, ACMC’s debts, obligations, and liabilities – it is anticipated that an initial distribution will be made after termination of the 30-day expiration period for ACMC’s representations and warranties in Section 6.2 of the Asset Sale Agreement, which begins to run on the Closing Date, and that a second distribution will be made at a later date;
•	As permitted by the MBCA, ACMC will not give notice to its creditors and claimants but instead will file its Articles of Dissolution with the Minnesota SoS at least two years after the date ACMC filed its notice of intent to dissolve, and its dissolution will be effective when the Articles of Dissolution are filed or on a later date within 30 days of the filing date as set forth in the Articles of Dissolution; and
•	The Minnesota SoS will issue to ACMC or its legal representative a certificate of dissolution stating that ACMC has been dissolved.

With respect to the dissolution procedure described above, we will follow the dissolution and winding up procedures prescribed by the MBCA as described below in further detail under the heading “Minnesota Law Applicable to Our Dissolution” beginning on page [●].

As described above, after filing the Notice of Intent to Dissolve, in accordance with the applicable provisions of the MBCA, the Board will proceed to wind up the Company’s affairs. Authorization of the Dissolution Proposal by the holders of at least a majority of the shares of outstanding stock of ACMC will authorize the sale,

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exchange or other disposition in liquidation of all of the remaining property and assets of the Company after the effective time of the dissolution, whether the sale, exchange or other disposition occurs in one transaction or a series of transactions, and will constitute ratification of any and all contracts for sale, exchange or other disposition that are conditioned on shareholder approval.

If shareholders do not approve the Dissolution Proposal, ACMC will continue its corporate existence, and the Board will continue to explore alternatives for returning capital to shareholders.

ACMC’s liquidation, winding up and distribution procedures will be further guided by its Plan of Dissolution, which is attached as Appendix B. You should carefully consider the risk factors relating to our complete liquidation and dissolution and described under the heading “Risks Related to The Dissolution” beginning on page [●].

The description of the dissolution contained in this introductory section is general in nature and is subject to various other factors and requirements, as described in greater detail below.

Reasons for the Dissolution

The decision of the Board to seek the approval of the ACMC shareholders of the Dissolution Proposal followed a lengthy process which the Board consulted with management and financial, accounting and legal advisors and carefully considered the risks, timing, viability and potential impact to our shareholders of the alternatives potentially available to us. Based on such consideration and analysis, the Board determined that the Sale, followed by the dissolution pursuant to the Plan of Dissolution is advisable and in the best interests of ACMC and its shareholders.

The Board considered the following factors, among others, in favor of the Sale and the dissolution pursuant to the Plan of Dissolution:

  the determination by our Board, after conducting a review of our financial condition, evaluation of potential strategic alternatives, prospects for the sale of ACMC as a whole or the sale of all or substantially all of ACMC’s assets, in individual sales, the results of operations and our future business prospects, that continuing to operate as a going concern is not reasonably likely to create greater value for the shareholders than the value that may be obtained for the shareholders pursuant to the Sale and the dissolution;

  the Sale of all or substantially all of the Company’s assets and the dissolution provide our shareholders with an opportunity to potentially monetize their investment in ACMC and allows us to repay all of our existing Secured Investor Certificates in full and distribute the maximum amount of cash to the Company’s shareholders from the Sale;

  commencing the dissolution process under the MBCA, including if the Board determines is appropriate, the mailing of notices to claimants and the requirement that claimants respond by a specified date or their claims will be barred, may facilitate an earlier resolution of certain claims against the Company;

  the material costs associated with our business operations, including accounting, legal and other expenses in connection with required filings with the SEC and required to support the day-to-day operations ;

  the amount of the aggregate net proceeds ACMC will receive from the Sale under the Asset Sale Agreement ;

  the Dissolution Proposal is subject to approval by our shareholders and allows shareholders to have a direct vote on whether they concur with the Dissolution Proposal as a favorable outcome for ACMC and its shareholders; and

  the terms and conditions of the Plan of Dissolution permit the Board to abandon or delay implementation of the dissolution prior to the filing of the Certificates of Dissolution if it determines that, in light of new proposals presented or changes in circumstances, a dissolution is no longer advisable and in the best interests of the Company and its shareholders.

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The Board also considered certain material risks or potentially unfavorable factors in arriving at its conclusion that the dissolution is advisable and in the best interests of us and our shareholders, including, among others:

  there are uncertainties as to the timing, nature and amount of any liquidating distributions to shareholders, and the amounts we would ultimately distribute to our shareholders pursuant to the Plan of Dissolution may be substantially less than the amounts we currently estimate if the amounts of our liabilities, other obligations and expenses and claims against us are higher than we currently anticipate;

  it is possible that the aggregate liquidating distributions that would be paid to a shareholder under the Plan of Dissolution would not exceed the amount that the shareholder could have received upon sales of its shares of ACMC in the open market;

  the disposition of our remaining assets will be subject to corporate-level U.S. federal, state and local tax;

  the Board and our executive officers may have interests in the Plan of Dissolution that are different from, or in addition to, the interests of shareholders generally (see the section entitled “Interests of Certain Persons in Matters to be Acted Upon” on page [●] of this proxy statement);

  if we fail to create adequate reserves for payment of the amounts ultimately payable in respect of expenses and liabilities, creditors may seek recovery from our shareholders, and our shareholders may be required to return to certain creditors some or all of the liquidating distributions;

  the fact that, under the MBCA, our shareholders are not entitled to appraisal rights for their shares of common stock in connection with the dissolution;

  potential changes in applicable laws (including tax laws) and regulations;

  risk of diverting management focus and resources from other strategic options and from operational matters while working to implement the dissolution; and if the dissolution pursuant to the Plan of Dissolution is approved by our shareholders, holders of shares of our common stock would generally not be permitted to transfer the shares of common stock after the effective time of the dissolution, and such lack of liquidity may adversely affect the trading prices of our common stock prior to the effective time of the dissolution.

The preceding discussion is not intended to be an exhaustive description of the information and factors considered by our Board, but it addresses the material information and factors considered. In view of the variety of factors considered in connection with its evaluation of the Plan of Dissolution, our Board did not find it practical and did not quantify or otherwise attempt to assign relative weight to the specific factors considered in reaching its conclusions. In addition, our Board did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to its ultimate determination, but rather conducted an overall analysis of the factors described above. In considering the factors described above, individual members of our Board may have given different weight to different factors.

At this time, our Board has considered all of the strategic alternatives the Board has to date considered feasible and has determined that the dissolution is advisable and in the best interests of us and our shareholders. The Board, however, retains the right to consider additional alternatives that may develop and abandon or delay implementation of the Plan of Dissolution should a superior alternative arise before the filing of the Articles of Dissolution with the Minnesota SoS.

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Estimated Distribution to Shareholders

We estimate that we will have between approximately $[●] million to $[●] million of cash that we will be able to distribute to our shareholders in connection with the dissolution, which implies a per share distribution with an aggregate value of between approximately $[●] and $[●] based on 1,676,598 shares outstanding as of [●] [●], 2022. We cannot predict with certainty the amount of cash available to distribute to our shareholders in connection with the dissolution until such time as we are able to pay or provide for ACMC’s debts, obligations and liabilities. Calculating such an estimate is inherently uncertain and requires that we make a number of assumptions regarding future events, many of which are unlikely to ultimately be true and are not known at this time. We used the following assumptions when calculating the range of estimated distributable value of cash: (i) we file the Notice of Intent to Dissolve with the Minnesota SoS and implement the Plan of Dissolution shortly after closing of the Sale; (ii) there are no currently unknown or unanticipated material liabilities, and no such liabilities arise or are identified after the filing of the Notice of Intent to Dissolve; (iii) the estimate of the Company’s known, contingent or future liabilities is reasonable and materially accurate, and (iv) the accounting for our liabilities (including those that are presently unknown) is accurate, which involves estimates and complex valuations.

Our estimate of the anticipated distribution amounts are preliminary and subject to change and many of the factors that are necessary to determine how much, if any, we will be able to distribute to our shareholders in liquidation are subject to change and outside of our control. The foregoing estimates are qualified by the assumptions set forth above, are subject to numerous uncertainties, and may not reflect the total range of possible outcomes, and actual amounts may differ materially from such estimates. We have attempted to make reasonable estimates and assumptions, but if any of such estimates or assumptions are inaccurate, the actual amount we distribute to our shareholders may be lower or higher than the estimated range. It is possible that the aggregate liquidating distributions that would be paid to a shareholder under the Plan of Dissolution would not exceed the amount that the shareholder could have received upon sales of its shares of common stock in the open market. It is not possible to predict with certainty what the amount of aggregate liquidating distributions ultimately will be. Although we intend to pursue matters related to our liquidation and winding up as quickly as possible after completion the Sale, the timing thereof is also subject to risks and uncertainties. For a discussion of risks related to the dissolution and the estimates, assumptions and uncertainties related thereto, shareholders are urged to review the risk factors set forth in the section entitled “Risks Related to the Dissolution” beginning on page [●] of this proxy statement and under the caption under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC and the other documents we file with or furnish to the SEC. Further, the timing of many elements of this process after our dissolution will not be entirely within our control and, therefore, we are unable to estimate when we would be able to begin making any liquidating distributions to our shareholders. See “Risks Related to The Dissolution” beginning on page [●]. The timing of any distributions to our shareholders after the filing of the Notice of Intent to Dissolve will in large part depend on our ability to pay or make adequate provision for payment of all of our debts, liabilities and obligations in the manner provided under the MBCA following the filing of the Notice of Intent to Dissolve and our ability to provide for the payment of ACMC’s debts, liabilities and obligations that are not identified or not fixed at the time of the filing of the Notice of Intent to Dissolve. Under the MBCA, before a corporation that has filed a Notice of Intent to Dissolve may make any distributions to its shareholders, it must pay or make reasonable provision to pay all of its liabilities and obligations, including all contingent, conditional or unmatured claims known to the corporation. We are unable to currently determine the amount of all liabilities and obligations that we will owe, or the amount of a contingency reserve we will be required to establish, upon the filing of the Notice of Intent to Dissolve. As a result, we cannot determine with any certainty the period of time that may transpire between the filing of the Notice of Intent to Dissolve and any liquidating distributions to our shareholders.

The Plan of Dissolution gives the Board, to the fullest extent permitted by law, the authority to liquidate all of our assets in the manner that is in the best interest of ACMC’s shareholders after the filing of the Notice of Intent to Dissolve.

Minnesota Law Applicable to our Dissolution

ACMC is a corporation organized under the laws of the State of Minnesota, and the dissolution will be governed by the MBCA. The following is a brief summary of some of the MBCA provisions applicable to the dissolution. The following summary is qualified in its entirely by the applicable provisions of the MBCA, in

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particular Sections 302A.721, 302A.723, 302A.725, 302A.727, 302A.7291, 302A.731, 302A.734, and 302A.741 of the MBCA,.

Approval of Dissolution. Under Section 302A.721, subd. 2, a Minnesota corporation may be dissolved by giving written notice to each shareholder of the corporation, and the notice must state that a purpose of the shareholders meeting is to consider dissolving the corporation. It further provides that the proposed dissolution must be submitted for approval at a meeting of shareholders and, if the proposed dissolution is approved at a meeting by the affirmative vote of a majority of the voting power of all shares entitled to vote, the dissolution may be commenced.

Filing of Notice of Intent to Dissolve. Section 302A.723, subd 1. provides that if dissolution of the corporation is approved pursuant to Section 302A.721, subd. 2, the corporation must file with the Minnesota SoS a notice of intent to dissolve, and the notice must contain: (a) the name of the corporation; (b) the date and place of the meeting at which the resolution was approved pursuant to Section 302A.721, subd. 2; and (c) a statement that the requisite vote of the shareholders was received, or that the requisite shareholders entitled to vote signed a written action.

Under Section 302A.723, subd. 2, when the notice of intent to dissolve has been filed with the Minnesota SoS, and subject to Section 302A.731 (described below), the corporation must cease to carry on its business, except to the extent necessary for the winding up of the corporation. The shareholders will retain the right to revoke the dissolution proceedings in accordance with Section 302A.731 and the right to remove directors or fill vacancies on the board. The corporate existence continues to the extent necessary to wind up the affairs of the corporation until the dissolution proceedings are revoked or articles of dissolution are filed with the Minnesota SoS.

Procedure in Dissolution. Under Section 302A.723, subd. 1, when a notice of intent to dissolve has been filed with the Minnesota SoS, the corporation’s board, or the officers acting under the direction of the board, must proceed as soon as possible: (a) to collect or make provision for the collection of all known debts due or owing to the corporation, including unpaid subscriptions for shares; (b) with certain exceptions, to pay or make provision for the payment of all known debts, obligations, and liabilities of the corporation according to their priorities; and (c) to give notice to creditors and claimants under Section 302A.727 or to proceed under Section 302A.7291.

Section 302A.725, subd .3 provides that all tangible or intangible property, including money, remaining after the discharge of, or after making adequate provision for the discharge of, the debts, obligations, and liabilities of the corporation must be distributed to the shareholders in accordance with the Section 302A.551, subd. 4, which governs distributions to shareholders.

Articles of Dissolution; Creditors’ Claims. Section 302A.7291 prescribes the procedure for corporations that have elected not to give notice of the dissolution to its creditors and claimants, and ACMC has elected to follow this procedure. Section 302A.7291, subd. 1 provides that articles of dissolution for a corporation that has not given notice to creditors and claimants must be filed with the Minnesota SoS after: (a) the payment of claims of all known creditors and claimants have been made or provided for; or (b) at least two years have elapsed from the date of filing of the notice of intent to dissolve.

Under Section 302A.7291, subd 2, the articles of dissolution must state as follows: (a) if articles of dissolution are being filed because the payment of claims of all known creditors and claimants have been made or provided for, that this is the case; (b) that the remaining property, assets and claims of the corporation have been distributed among the corporation’s shareholders in accordance with Section 302A.551, subd. 4, which is the provision of the MBCA that applies to the payment of dividends, or that adequate provision has been made for that distribution; and (c) there are no pending legal, administrative, or arbitration proceedings by or against the corporation, or that adequate provision has been made for the satisfaction of any judgment, order or decree that may be entered against it in a pending proceeding.

Section 302A.7291, subd. 3 provides that if the corporation has paid or provided for all known creditors or claimants at the time articles of dissolution are filed, a creditor or claimant who does not file a claim or pursue a remedy in a legal, administrative, or arbitration proceeding within two years after the date of filing the notice of intent to dissolve is barred from suing on that claim or otherwise realizing upon or enforcing it.

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Under Section 302A.7291, subd. 4, if the corporation has not paid or provided for all known creditors and claimants at the time articles of dissolution are filed, a person who does not file a claim or pursue a remedy in a legal, administrative, or arbitration proceeding within two years after the date of filing the notice of intent to dissolve is barred from suing on that claim or otherwise realizing upon or enforcing it, except as provided in Section 302A.781.

Revocation of Dissolution Proceedings. Under Section 302A.731, subd 1, a corporation may revoke its dissolution proceedings before the corporation files its articles of dissolution. Section 302A.731, subd. 2 provides that written notice must be given to every shareholder entitled to vote at a shareholders' meeting and must state that a purpose of the meeting is to consider the advisability of revoking the dissolution proceedings. In addition, the proposed revocation must be submitted to the shareholders at the meeting. If the proposed revocation is approved at a meeting by the affirmative vote of the holders of a majority of the voting power of all shares entitled to vote, the dissolution proceedings are revoked. Under Section 302A.731, subd. 3, the revocation of dissolution proceedings is effective when a notice of revocation is filed with the Minnesota SoS, and the corporation may thereafter resume business.

Effective Date of Dissolution; Certificate. As provided in Section 302A.734, subd. 1, when the articles of dissolution have been filed with the Minnesota SoS, or on a later date or a later time each within 30 days after filing if the articles of dissolution so provide, the corporation is dissolved. Under 302A.734, subd. 2, the Minnesota SoS must issue to the corporation or its legal representative a certificate of dissolution that contains: (a) the name of the corporation; (b) the date the articles of dissolution were filed with the Minnesota SoS or any later effective date or later effective time stated in the articles of dissolution; and (c) a statement that the corporation is dissolved.

Supervised Voluntary Dissolution. Under Section 302A.741, after the notice of intent to dissolve has been filed with the Minnesota SoS and before a certificate of dissolution has been issued, the corporation or, for good cause shown, a shareholder or creditor may apply to a court within the county in which the registered office of the corporation is situated to have the dissolution conducted or continued under the supervision of the court as provided in Sections 302A.751 to 302A.781.

Claims Barred; Exceptions. Section 302A.781, subd. 1 provides that except as provided in that Section, a creditor or claimant whose claims are barred under Sections 302A.727, 302A.7291, or 302A.759 includes a person who is or becomes a creditor or claimant at any time before, during, or following the conclusion of dissolution proceedings, and all those claiming through or under the creditor or claimant.

Under Section 302A.781, subd. 2, at any time within one year after articles of dissolution have been filed with the Minnesota SoS, or a decree of dissolution has been entered, a creditor or claimant who shows good cause for not having previously filed the claim may apply to a court in this state to allow a claim: (a) against the corporation to the extent of undistributed assets; or (b) if the undistributed assets are not sufficient to satisfy the claim, against a shareholder, whose liability will be limited to a portion of the claim that is equal to the portion of the distributions to shareholders in liquidation or dissolution received by the shareholder, but in no event may a shareholder's liability exceed the amount which that shareholder actually received in the dissolution.

Section 302A.781, subd. 3 provides that all known contractual debts, obligations, and liabilities incurred in the course of winding up the corporation's affairs must be paid or provided for by the corporation before the distribution of assets to a shareholder. A person to whom this kind of debt, obligation, or liability is owed but not paid may pursue any remedy before the expiration of the applicable statute of limitations against the officers and directors of the corporation who are responsible for, but who fail to cause the corporation to pay or make provision for payment of the debts, obligations, and liabilities or against shareholders to the extent permitted under Section 302A.559. That subdivision does not apply to dissolution under the supervision or order of a court.

Risks Related to the Dissolution

We cannot assure you as to the amount of distributions to be made to our shareholders.

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If our shareholders approve the dissolution, we estimate that we will have between approximately $[●] million to $[●] million of cash that we will be able to distribute to our shareholders in connection with the dissolution, which implies a per share distribution of between $[●] and $[●] based on 1,676,598 shares outstanding as of [●] [●], 2022. We cannot predict the timing or amount of any distributions, as uncertainties exist as to the net value of the cash we will receive after the Sale is completed, the ultimate amount of our liabilities, the operating costs and amounts to be set aside for claims, obligations and provisions during the liquidation and winding-up process, and the related timing to complete such transactions. These and other factors make it impossible to predict with certainty the actual net cash amount that will ultimately be available for distribution to shareholders or the timing of any such distributions.

In addition, there are numerous factors that could impact the amount of the reserves to be determined by the Board, and consequently the amount of cash available for distribution to our shareholders following the effective time of the dissolution, including without limitation:

  whether any potential liabilities are resolved prior to the filing of the Articles of Dissolution;

  whether any claim is resolved or barred pursuant to the MBCA;

  unanticipated costs relating to the defense, satisfaction or settlement of existing or future lawsuits or other claims threatened against us;

  whether unforeseen claims are asserted against us, in which case we would have to defend or resolve such claims and/or be required to establish additional reserves to provide for such claims; and

  whether any of the expenses incurred in the winding-up process, including expenses of required personnel and other operating expenses (including legal, accounting and other professional fees) necessary to dissolve and liquidate ACMC are more or less than our estimates.

In addition, as we wind down, we will continue to incur expenses from operations, such as operating costs, salaries, rental payments, directors’ and officers’ insurance, payroll and local taxes; and other legal, accounting and financial advisory fees, which will reduce any amounts available for distribution to our shareholders.

As a result of these and other factors, we cannot assure you as to any amounts to be distributed to our shareholders if the Board proceeds with the dissolution. If our shareholders do not approve the Dissolution Proposal, no liquidating distributions will be made. See the section entitled “Estimated Distribution to Shareholders” beginning on page [●] of this proxy statement for a description of the assumptions underlying and sensitivities of our estimate of the total cash distributions to our shareholders in the dissolution.

We cannot predict the timing of the distributions to shareholders.

The Board will determine, in its sole discretion, the timing of the distributions to our shareholders in the dissolution. We can provide no assurance as to if or when any such distributions will be made, and we cannot provide any assurance as to the amount to be paid to shareholders in any such distributions. The Board intends to seek to distribute funds to our shareholders as quickly as possible, as permitted by the MBCA, and will take all reasonable actions to optimize the distributable value to our shareholders.

Under the MBCA, before a dissolved corporation may make any distribution to its shareholders, it must pay or make reasonable provision to pay all of its claims, debts and obligations, including all contingent, conditional or unmatured contractual claims known to the corporation. The precise amount and timing of any distributions to our shareholders will depend on and could be delayed or diminished due to many factors, including without limitation:

  whether a claim is resolved for more than the amount of reserve established for such claim by our Board;

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  whether we are unable to resolve claims with creditors or other third parties, or if such resolutions takes longer than expected;

  whether a creditor or other third party seeks an injunction against the making of additional distributions to shareholders on the basis that the amounts to be distributed are needed to satisfy our liabilities or other obligations to the extent not previously reserved for;

  whether due to new facts and developments, a new claim, as the Board reasonably determines, requires additional funds to be reserved for its satisfaction; and

  whether the expenses we incur in the winding-up process, including expenses of personnel required and other operating expenses (including legal, accounting and other professional fees), necessary to dissolve and liquidate ACMC are more than anticipated.

As a result of these and other factors, it might take significant time to resolve these matters, and as a result we are unable to predict the timing of distributions to our shareholders.

The dissolution pursuant to the Plan of Dissolution may be disrupted and adversely impacted by the effects of natural disasters, political crises, public health crises, and other events outside of our control.

Natural disasters, such as adverse weather, fires, earthquakes, power shortages and outages, political crises, such as terrorism, war, political instability, or other conflict, criminal activities, public health crises, such as the continuing COVID-19 pandemic and other disease epidemics and pandemics, and other disruptions or events outside of our control could negatively affect our operations. Any of these events may cause a delay in our targeted timing to file the Notice of Intent to Dissolve or the Articles of Dissolution with the Minnesota SoS.

Our shareholders may be liable to our creditors for part or all of the amount received from us in our liquidating distributions if reserves are inadequate.

If the dissolution becomes effective, we may establish a contingency reserve designed to satisfy any additional claims and obligations that may arise. Any contingency reserve may not be adequate to cover all of our claims and obligations. Under the MBCA, if we fail to create an adequate contingency reserve for payment of our expenses, claims and obligations, each shareholder could be held liable for payment to our creditors for claims brought during the one-year period after we file the Articles of Dissolution with the Minnesota SoS up to a portion of the distributions to shareholders in liquidation or dissolution received by the shareholder, but in no event may a shareholder’s liability exceed the amount which that shareholder actually received in the dissolution. Accordingly, in such event, a shareholder could be required to return part or all of the distributions previously made to such shareholder in dissolution, and a shareholder could receive nothing from ACMC under the Plan of Dissolution. Moreover, if a shareholder has paid taxes on amounts previously received, a repayment of all or a portion of such amounts received could result in a situation in which such repayment does not result in a commensurate refund of such taxes paid.

The directors and officers of the Company will continue to receive benefits from the Company following the dissolution.

Following the effective date of the dissolution, we will continue to indemnify each of our current and former directors and officers to the extent permitted under the MBCA and the Company’s article of incorporation and bylaws as in effect at the time of the filing of the Notice of Intent to Dissolve. In addition, we intend to maintain directors’ and officers’ insurance coverage throughout the wind-down period.

We will continue to incur the expenses of complying with public company reporting requirements.

We have an obligation to continue to comply with the applicable reporting requirements of the Exchange Act, even though compliance with such reporting requirements is economically burdensome. If shareholders vote against the dissolution pursuant to the Plan of Dissolution, we may pursue other alternatives, but there can be no

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assurance that any of these alternatives would result in greater shareholder value than the proposed dissolution, and any alternative we select may entail additional risks.

If shareholders do not approve the Dissolution Proposal, ACMC will continue its corporate existence, and the Board will continue to explore what, if any, alternatives are available to return capital to shareholders in a manner intended to maximize value. There can be no assurance that any of these alternatives would result in greater shareholder value than the proposed dissolution pursuant to the Plan of Dissolution. Moreover, any alternative we select may entail additional risks.

Our shareholders will not be able to buy or sell shares of our common stock after we close our stock transfer books.

If the Board determines to proceed with the dissolution, we intend to close our stock transfer books and discontinue recording transfers of our common stock at the effective time of the dissolution as set forth in the Articles of Dissolution. After we close our stock transfer books, we will not record any further transfers of our common stock on our books except by will, intestate succession or operation of law. Therefore, shares of our common stock will not be freely transferable after the effective date of the dissolution.

Shareholders may not be able to recognize a loss for U.S. federal income tax purposes until they receive a final distribution from us.

Distributions made pursuant to the Plan of Dissolution are intended to be treated as received by a U.S. holder (as defined in “Certain Material U.S. Federal Income Tax Consequences of the Proposed Dissolution” beginning on page [●] of this proxy statement) in exchange for the U.S. holder’s shares of our common stock. Accordingly, the amount of any such distribution allocable to a block of shares of our common stock owned by the U.S. Holder will reduce the U.S. Holder’s tax basis in such shares, but not below zero. Any excess amount allocable to such shares will be taxable as capital gain. Such gain generally will be taxable as long-term capital gain if the shares have been held for more than one year. Any tax basis remaining in a share of our common stock following the final liquidating distribution by the Company will be treated as a capital loss. The deductibility of capital losses is subject to limitations. For a more detailed discussion, “Certain Material U.S. Federal Income Tax Consequences of the Proposed Dissolution” beginning on page [●] of this proxy statement. You should consult your tax advisor as to the particular tax consequences of the dissolution to you, including the applicability of any U.S. federal, state, local and non-U.S. tax laws.

Vote Required

The affirmative vote of the holders of at least a majority of the shares of ACMC’s common stock outstanding on the record date and entitled to vote on the Dissolution Proposal is required to approve the Dissolution Proposal. Abstentions and broker non-votes will be counted towards the tabulation of votes cast on the Dissolution Proposal and will have the same effect as a vote against the Dissolution Proposal.

The Company’s Board of Directors has unanimously approved Proposal No. 2 and strongly recommends that the shareholders of ACMC vote for approval of Proposal

No. 2.

PROPOSAL NO. 3

granting authority to the Board to adjourn the Special Meeting

At the Special Meeting, we may ask the shareholders to vote on a proposal to adjourn the Special Meeting if necessary or appropriate in the sole discretion of the Board, including to solicit additional proxies for one or more Proposals if there are not sufficient votes at the time of the Special Meeting or any adjournment thereof to approve the Sale Proposal or the Dissolution Proposal for voting at the Special Meeting (the “Adjournment Proposal”). The Adjournment Proposal becomes effective if it receives the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on that proposal at the Special Meeting.

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If, at the Special Meeting, the number of shares of common stock present or represented by proxy and voting in favor of the Sale Proposal or the Dissolution Proposal is insufficient to approve those Proposals, then the Board currently intends to move to adjourn the Special Meeting in order to solicit additional proxies in favor of those Proposals. If, at the Special Meeting, the number of shares of common stock present or represented by proxy and voting in favor of any of the Sale Proposal or the Dissolution Proposal is insufficient to approve such Proposal (but where sufficient votes are received to approve the other Proposal), then the Board may take a vote and close the polls on the Proposal which has received the requisite shareholder approval, but adjourn the Special Meeting in order to solicit additional votes solely with respect to the Proposal as to which there are insufficient votes to approve the Proposal. For example, if ACMC has received votes sufficient to approve the Sale Proposal but not the Dissolution Proposal, then the Board may elect to take a vote and close the polls on the Sale Proposal while adjourning the Special Meeting to solicit additional votes with respect to the Dissolution Proposal. This would enable ACMC to proceed with its efforts to complete the Sale even if we elected to adjourn the Special Meeting to seek additional votes to approve the Dissolution Proposal. Voting in favor of the Adjournment Proposal granting the Board the authority to adjourn the Special Meeting will allow the Company to take such actions.

Alternatively, even if there are sufficient shares of ACMC common stock present or represented by proxy voting in favor of the Sale Proposal and the Dissolution Proposal, the Board may hold a vote on the Adjournment Proposal if, in its sole discretion, it determines that it is necessary or appropriate for any reason to adjourn the Special Meeting to a later date and time. In that event, ACMC will ask its shareholders to vote only upon the Adjournment Proposal and not the Sale Proposal or the Dissolution Proposal.

Any adjourned Special Meeting may be convened without additional notice if the adjournment is not for more than 120 days and an announcement is made at the original Special Meeting of the time, date and place of the adjourned Special Meeting.

Any adjournment of the Special Meeting will allow the shareholders who have already sent in their proxies to revoke them at any time before their use at the adjourned Special Meeting. If a vote has been taken and the polls have been closed with respect to any Proposal at the Special Meeting, but where the Special Meeting has been adjourned solely with respect to any Proposal or Proposals, then a shareholder may revoke a proxy only with respect to the Proposal or Proposals as to which the Special Meeting was adjourned.

If we adjourn the Special Meeting to a later date, we will transact the same business and, unless we must fix a new record date, only the shareholders who were eligible to vote at the original Special Meeting will be permitted to vote at the adjourned Special Meeting.

The Board recommends a vote “FOR” the Adjournment Proposal.

FORWARD-LOOKING STATEMENTS

The Notice and this proxy statement contain forward-looking statements (“forward-looking statements”) within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act regarding the Sale, the approval of matters to be presented to ACMC’s shareholders at the Special Meeting, the timing of the Special Meeting, the liabilities of the Company, the net proceeds anticipated to be available for distribution to ACMC’s shareholders, and ACMC’s distribution of funds to shareholders, all of which are based on information currently available to the Company’s management as well as management’s assumptions and beliefs.

For this purpose, any statements contained in this proxy statement that are not statements of historical fact may be deemed to be forward-looking statements. When used in this proxy statement and in documents incorporated by reference into this proxy statements, forward-looking statements include, without limitation, statements regarding our expectations, beliefs, or intentions that are signified by terminology such as “subject to,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “may,” “will,” “should,” “can,” the negatives of these words, variations of these words and similar expressions. Such forward-looking statements reflect the Company’s current views with respect to future events based on what the Company believes are reasonable assumptions; however, such statements are subject to certain risks and uncertainties.

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Risks include, but are not limited to:

•	The Sale, even if approved by the shareholders, may not be completed;
•	The timing and amount of distributions to ACMC’s shareholders cannot be predicted with certainty;
•	Any estimate of the amount available for distribution to our shareholders could be reduced if the Company’s expectations regarding, for example, operating expenses or the costs of satisfying or discharging liabilities costs are inaccurate;
•	The estimate of the amount available for distribution to shareholders is based on a number of assumptions, including with respect to administrative and professional expenses incurred in connection with the Sale, some or all of which may be inaccurate;
•	Any delay in the closing of the Sale will decrease the funds available for distribution because the Company will continue to be subject to ongoing operating expenses;
•	The Company may face lawsuits or other claims and it may take time and Company resources to defend or settle any such lawsuits or claims;
•	The occurrence of certain events, changes or other circumstances could give rise to the termination of the Asset Sale Agreement, which would result in the Sale not being consummated;
•	The Company may receive a Superior Proposal, the Asset Sale Agreement may be terminated in connection with the Company’s pursuit of such alternative transaction, and that alternative transaction may not be consummated;
•	The Sale process may disrupt current plans and operations, which could increase our costs and expenses and reduce the amount of the distribution to our shareholders;
•	ACMC may not receive any competing transaction proposals or Superior Proposals because of the Termination Fee payable to OSK;
•	Our directors and executive officers may have interests that are different from, or in addition to, those of our other shareholders generally; and
•	The other risks set forth in the discussion of risk factors herein (see “Risk Factors” below).

Shareholders are urged to consider these risks, uncertainties and factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ materially from those in the forward-looking statements. The Company disclaims any intention or obligation to update or review any forward-looking statements or information, whether as a result of new information, future events or otherwise. The Company undertakes no obligation to comment on analyses, expectations or statements made by third parties in respect of the Company or the Sale.

CAUTIONARY STATEMENT

Unless otherwise expressly stated, the information contained in this proxy statement is given as of [●] [●], 2022. No person has been authorized to give information or to make any representations in connection with matters to be considered at the Special Meeting other than those contained in this proxy statement and, if given or made, any such information or representations should not be relied upon in making a decision as to how to vote on the matters to be considered at the Special Meeting or be considered to have been authorized by the Company or its directors or officers.

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Shareholders should not construe the contents of this proxy statement as legal, tax or financial advice and should consult with their own professional advisors as to the relevant legal, tax, financial or other matters in connection with the Special Meeting, the Asset Sale Agreement, the Sale and the other matters set forth in this proxy statement.

For a description of certain risk factors in respect of the business of the Company, see the risk factors set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021. The following are additional risk factors ACMC’s shareholders also should carefully consider the risk factors described below with respect to the Sale and the other information contained in this proxy statement and the attached Appendixes.

The Sale, even if approved by the ACMC shareholders, may not be completed.

The completion of the Sale is subject to a number of conditions to closing, some of which are outside the control of ACMC, including receipt of shareholder approval of the Sale and the Sale closing by December 31, 2022, the Asset Sale Agreement remaining in force, and ACMC and OSK having performed its other obligations under the Asset Sale Agreement. See “Proposal 1 – Approval of the Asset Sale Agreement and the Sale of Substantially All of the Assets of ACMC – Asset Sale Agreement.” There can be no certainty, nor can ACMC provide any assurance to its shareholders, that, if even if the shareholders approve the Sale, these conditions will be satisfied or, if satisfied, when they will be satisfied.

The distribution to shareholders as a result of the Sale and the Plan of Dissolution is subject to a number of risks.

Any distributions made by the Company to its shareholders as a result of the Sale and the Plan of Dissolution, including the timing and amount of such distributions, are subject to a number of risks, including (without limitation) the following:

•	the timing and amount of distributions to ACMC shareholders cannot be predicted with certainty;
•	any estimate of the amount available for distribution to shareholders could be reduced if ACMC’s expectations regarding operating expenses, employee retention, costs of satisfying or discharging liabilities are inaccurate;
•	any estimate of the amount available for distribution to shareholders is based on a number of assumptions, including with respect to administrative and professional expenses incurred by ACMC in the interim, some or all of which may be inaccurate;
•	any delay in the closing of the Sale will decrease the funds available for distribution because ACMC will continue to be subject to ongoing operating expenses;
•	ACMC may face lawsuits or other claims, and it may take time to defend or settle any such lawsuits or claims, and any estimates of liability that may arise from such lawsuits or claims may be inaccurate;
•	ACMC’s shareholders could vote against the Sale, thereby making the Sale impossible and adding great uncertainty as to the ability to make any distribution to shareholders;
•	the occurrence of certain events, changes or other circumstance could give rise to the termination of the Asset Sale Agreement, which would result in the Sale not being consummated;
•	the Company may receive a Superior Proposal, the Asset Sale Agreement may be terminated in connection with the Company’s pursuit of such alternative transaction, and that alternative transaction may not be consummated; or
•	the Sale process may disrupt current plans and operations, which could delay or prevent the Sale.

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If, after the closing of the Sale, ACMC breaches its representation or warranty set forth in Section 6 of the Asset Sale Agreement which have not expired and, as a result, must choose to either repurchase the Assets for the Repurchase Price or pay OSK’s actual damages in an amount not exceeding the Repurchase Price as provided in Section 23 of the Asset Sale Agreement, it could reduce or eliminate the amount of cash available to be distributed to ACMC’s shareholders..

The Purchase Price to be paid in connection with the Sale in cash is $26,100,000, adjusted as provided in Section 3.2 of the Asset Sale Agreement. Any claims by OSK against ACMC under Section 23 for breaches by ACMC of its representations and warranties under Section 6 of the Asset Sale Agreement which have not expired would reduce or eliminate the amount of cash ultimately available for distributions to ACMC’s shareholders. There can be no assurance that OSK will not make a claim for breach under Section 23 of the Asset Sale Agreement.

CERTAIN MATERIAL U.S. Federal INCOME Tax Consequences of the PROPOSED dissolution

The following discussion is a summary of certain material U.S. federal income tax consequences of the proposed dissolution to U.S. holders (as defined below), but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (“IRS”), in each case in effect as of the date of this proxy statement. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a U.S. holder. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below.

This discussion is limited to U.S. holders that hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a U.S. holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income or the alternative minimum tax. In addition, it does not address consequences relevant to holders of our common stock subject to special rules, including, without limitation: holders of our common stock that are not U.S. holders, dealers in securities or currencies, traders in securities that elect to use the mark-to-market method of accounting for their securities, financial institutions, partnerships or other pass-through entities for U.S. federal income tax purposes (or investors in such entities), regulated investment companies, expatriates, real estate investment trusts, tax exempt entities, insurance companies, U.S. holders who hold their shares of stock as part of a hedging, constructive sale or conversion, straddle or other risk reducing transaction, and U.S. holders whose “functional currency” is not the U.S. dollar.

If an entity treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. HOLDERS OF OUR COMMON STOCK SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PROPOSED DISSOLUTION ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION. THIS DISCUSSION DOES NOT ADDRESS THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PROPOSED SALE. HOLDERS OF OUR COMMON STOCK SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THE PROPOSED SALE.

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Definition of U.S. Holder

For purposes of this discussion, a “U.S. holder” is a beneficial owner of our common stock that, for U.S. federal income tax purposes, is or is treated as:

  an individual who is a citizen or resident of the United States;

  a corporation, or any other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

  an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

  a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

U.S. Federal Income Tax Treatment of the Dissolution

We intend for distributions made pursuant to the Plan of Dissolution to be treated as distributions in complete liquidation of ACMC, and this discussion assumes this treatment will be respected. In accordance with such treatment, distributions made pursuant to the Plan of Dissolution to a U.S. holder will be treated as received by the U.S. holder in exchange for the U.S. holder’s shares of our common stock. If a U.S. holder holds different blocks of shares of our common stock (generally, shares of our common stock purchased or acquired on different dates or at different prices), the U.S. holder’s portion of such distributions must be allocated among the several blocks of shares in the proportion that the number of shares in a particular block bears to the total number of shares owned by the U.S. holder. The amount of any such distribution allocable to a block of shares of our common stock owned by the U.S. holder will reduce the U.S. holder’s tax basis in such shares, but not below zero. Any excess amount allocable to such shares will be taxable as capital gain. Such gain generally will be taxable as long-term capital gain if the shares have been held for more than one year. Any tax basis remaining in a share of our common stock following the final liquidating distribution by ACMC will be treated as a capital loss. The deductibility of capital losses is subject to limitations.

If we distribute any asset other than cash pursuant to the Plan of Dissolution, or if a U.S. holder assumes a liability in connection with the dissolution, the treatment of such asset or liability may vary depending on the circumstances of such U.S. holder and the nature of the asset or liability. Please consult your tax advisor with respect to the tax consequences to you of the receipt of any such asset or assumption of any such liability.

Until all of our remaining assets have been distributed to our shareholders and the liquidation is complete, we will continue to be subject to U.S. federal income tax on our income, if any. We will also generally recognize gain or loss, if any, upon the sale of any assets held by us in connection with the dissolution based on the difference between the fair market value of the consideration received for such assets sold and our tax basis in such assets. In addition, if we distribute any assets, other than cash, to our shareholders in connection with the dissolution, we will generally recognize gain or loss, if any, based on the difference between the fair market value of such assets and our tax basis in such assets. Any tax liability resulting from the dissolution will reduce the cash available for distribution to our shareholders.

Notwithstanding our position that distributions made pursuant to the Plan of Dissolution will be treated as distributions in complete liquidation of the Company, it is possible that the IRS or a court could determine that any such distribution is a current distribution. In addition, if the dissolution is abandoned or revoked, such distributions would be treated as current distributions. A current distribution would be treated as a dividend for U.S. federal income tax purposes to the extent of our current and accumulated earnings and profits. Under this treatment, amounts not treated as dividends for U.S. federal income tax purposes would constitute a return of capital and first be applied against and reduce a U.S. holder’s adjusted tax basis in such U.S. holder’s shares of our common stock, but not below zero. Any excess would be treated as capital gain. Please consult your tax advisor with respect to the proper characterization of any distributions made pursuant to the Plan of Dissolution.

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Information Reporting and Backup Withholding

Each U.S. holder generally is subject to information reporting requirements and backup withholding with respect to any amounts distributed by ACMC. Each U.S. holder may be subject to backup withholding unless such U.S. holder provides proof of an applicable exemption or furnishes such U.S. holder’s taxpayer identification number and otherwise complies with all applicable requirements under the backup withholding rules. Any amounts withheld under the backup withholding rules are not additional tax and will be allowed as a credit against a U.S. holder’s U.S. federal income tax liability and may entitle such U.S. holder to a refund, provided that certain required information is timely furnished to the IRS. U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PROPOSED DISSOLUTION. IT IS NOT A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS THAT MAY BE IMPORTANT TO A PARTICULAR U.S. HOLDER. ALL HOLDERS OF OUR COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE PROPOSED DISSOLUTION TO THEM, INCLUDING TAX REPORTING REQUIREMENTS, AND THE APPLICABILITY AND EFFECT OF ANY FEDERAL, STATE, LOCAL AND NON-U.S. TAX LAWS.

Interests of Certain Persons in Matters to be Acted Upon

Advisory Agreement

Philip J. Myers is a member of the Board and the Chair, President and Secretary of ACMC and owns 83,687 shares of common stock of ACMC, representing 4.98% of ACMC’s outstanding shares. Mr. Myers is also the President, the Treasurer, the majority shareholder and a member of the board of directors of the Advisor. The Advisor and ACMC are parties to an Advisory Agreement under which our Advisor furnishes advice and recommendations concerning our affairs, provides administrative services to us, and manages our day-to-day affairs. In performing its services under the Advisory Agreement, our Advisor may use facilities, personnel and support services of its affiliates. Expenses, such as legal and accounting fees, director fees, stock transfer agent and registrar and paying agent fees, are our direct expenses and are not provided for by our Advisor as part of its services.

Under the Advisory Agreement, we pay our Advisor an annual base management fee equal to 1.25% of our average “Invested Assets” (as defined below) on the first $35 million of the Invested Assets, 1.00% on our Invested Assets from $35 million to $50 million, and 0.75% on the Invested Assets in excess of $50 million. For purposes of the Advisory Agreement, the Company’s Invested Assets means outstanding church loans and church bonds and does not include cash or equivalent temporary investments. As provided in the Advisory Agreement, we remit to the Advisor one-half of any origination fee collected from a borrower in connection with mortgage loans made or renewed by us. For the years ended December 31, 2021 and 2020, we paid our Advisor approximately $268,000 and $284,000, respectively.

The Advisory Agreement is renewable annually by us for one-year periods, subject to a determination by a majority of our independent directors that our Advisor’s performance has been satisfactory and that the compensation paid by us to our Advisor has been reasonable. The Advisory Agreement has been reviewed and was renewed for a one-year period ending on January 25, 2023. We may terminate the Advisory Agreement without cause by giving the Advisor at least 60 days’ written notice. Upon termination of the Advisory Agreement by either party, the Advisor may require us to change our name to a name that does not contain the word “American,” “America” or the name of the Advisor or any approximation or abbreviation of that name. However, we may continue to use the word “church” in our name. Our directors must determine that any successor Advisor possesses sufficient qualifications to perform the advisory function for us and justify the compensation provided for in its contract with us.

Under the Advisory Agreement, our Advisor is required to pay all of the expenses it incurs in providing services to us including, but not limited to, personnel expenses, rental and other office expenses of officers of the Advisor (except out-of-pocket expenses of such persons who are our directors or officers), and all of its overhead and miscellaneous administrative expenses relating to performance of its functions under the Advisory Agreement.

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We are required to pay all other expenses, including the costs and expenses of reporting to various governmental agencies and our shareholders and of conducting our operations as a mortgage lender, fees and expenses of appraisers, directors, auditors, outside legal counsel and transfer agents, and costs directly relating to the closing of loan transactions.

If our total operating expenses exceed in any calendar year the greater of 2% of our average Invested Assets or 25% of our net income (before interest expense), the Advisor is obligated to reimburse us, to the extent of its fees for such calendar year, for the amount by which the aggregate annual operating expenses paid or incurred by us exceed the limitation. Our independent directors may, upon a finding of unusual and non–recurring factors which they deem sufficient, determine that a higher level of expenses is justified in any given year.

Our Bylaws provide that our independent Directors are to determine, at least annually, the reasonableness of the compensation which we pay to our Advisor. Factors to be considered in reviewing the advisory fees include the size of the fees of the Advisor in relation to the size and composition of our assets, our profitability, the rates charged by other advisors performing comparable services, the success of our Advisor in generating opportunities that meet our investment objectives, the amount of additional revenues realized by our Advisor for other services performed, the quality and extent of service and advice furnished by our Advisor, the quality of our investments in relation to investments generated by our Advisor for its own account, if any, and the performance of our investments.

Under Section 22 of the Asset Sale Agreement, as described above, from the Closing Date through and including December 31, 2022, ACMC and its Advisor will continue to service and administer the Assets and Bonds in the same manner as previously serviced by or on behalf of ACMC under the Advisory Agreement (except that ACMC must not take any material action without the prior written approval of OSK). Section 22 also provides that on the first Business Day of each month during the Post-Close Servicing Period, OSK must pay the Advisor a monthly servicing fee of $24,000 and that ACMC and the Advisor will cooperate in the appointment of TMI Trust Company as trustee (or any other substitute or successor trustee designated by OSK) with respect to all bond issuances. Also, as provided in Section 22 of the Asset Sale Agreement, ACMC and the Advisor must cooperate with requests of OSK relating to the transfer of servicing, including, without limitation, by cooperating with any designated successor servicer and cooperating with requests related to ACH authorizations.

Ownership of Shares

Mr. Myers owns 83,687 shares of our outstanding common stock, representing 4.98% of our outstanding shares; Michael G. Holmquist, who is the only other member of the Board, owns 319 shares of our outstanding common stock, representing 0.02% of our outstanding common stock; and Scott J. Marquis, our Chief Financial Officer and Treasurer, owns 1,300 shares of our outstanding common stock, representing 0.08% of our outstanding common stock. As shareholders of ACMC, these individuals will participate in any distribution by ACMC to the same extent as our other shareholders.

Other than as set forth above in this proxy statement, the Board is not aware of any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, of any ACMC director, executive officer or any associate or affiliate of any of the foregoing in any matter to be acted upon at the Special Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED SHAREHOLDER MATTERS

The following table sets forth, as of [●] [●], 2022, the number of shares beneficially owned by each director and by all executive officers as a group and any beneficial owners of 5% or more of our outstanding shares of common stock based on 1,676,598 shares of common stock outstanding at that date. Unless otherwise noted, each of the following persons has sole voting and investment power with respect to the shares set forth opposite their respective names.

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Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent of Class
Five Percent Beneficial Owners:

Booker Enterprises Pty Ltd(1) 11 Tallow Wood Dr. Greensborough, Victoria, Australia, 3088	86,241	5.14%

Executive Officers and Directors:(2)

Philip J. Myers	83,687(3)	4.98%
Scott J. Marquis	1,300	0.08%
Michael H. Holmquist	319	0.02%
All executive officers and directors as a group (three individuals)	85,306	5.08%

(1) Based on information set forth in a Schedule 13G dated as of May 12, 2022 filed by Booker Enterprises Pty Ltd with the SEC on May 16, 2022.

(2) The address for each of the officers and directors is 10400 Yellow Circle Drive, Suite 102, Minnetonka, Minnesota 55343.

(3) This number includes 25,014 shares owned directly by Mr. Myers and 58,673 shares owned by Apostle Holdings Corp., an affiliate of our Advisor, which is 100% owned by Mr. Myers.

OTHER MATTERS

The Board does not intend to present any business at the Special Meeting other than the matters expressly set forth in this proxy statement and knows of no other business scheduled to come before the Special Meeting. If any other matters are brought before the Special Meeting, the individuals named as proxies will vote on such matters in accordance with their judgment of the best interests of ACMC and its shareholders. The proxies solicited by the Board will confer discretionary authority on the individuals named as proxies to vote on any matter presented at the Special Meeting of which the Board did not have knowledge a reasonable time before the ACMC printed and mailed these proxy materials.

SHAREHOLDER PROPOSALS FOR 2023 ANNUAL MEETING

Any shareholder who wishes to present a proposal for action at the next annual meeting of shareholder, if one is held, and who wishes to have it set forth in the proxy statement and identified in the form of proxy prepared by the Company must notify us, pursuant to Rule 14a-8 under the Exchange Act, so that such notice is received by our President by December 26, 2022. Any proposal must be in the form required under the rules and regulations promulgated by the SEC. In addition, any shareholder who intends to propose any matter that is not identified in the notice of such meeting must comply with our Bylaws, which require at least 20 days’ written notice prior to the meeting stating with reasonable particularity the substance of the proposal.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. These documents are available without charge on our website at www.church-loans.net or by writing to: Philip J. Myers, President and Chief Executive Officer, 10400 Yellow Circle Drive, Suite 102, Minnetonka, Minnesota 55343. These documents also are available on the website maintained by the SEC at www.sec.gov. The reference to such website addresses does not constitute incorporation by reference of the information contained on, or linked to, such websites, and none of such information is part of this proxy statement.

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If you have questions about the Special Meeting, the Sale Proposal, the Dissolution Proposal, the Adjournment Proposal or any other matter after reading this proxy statement, or if you would like additional copies of this proxy statement or the proxy card, you should contact Philip J. Myers at the address set forth in the foregoing paragraph.

You should rely only on the information contained in this proxy statement. We have not authorized anyone to provide you with information that is different from or that adds to what is contained in this proxy statement. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date indicated on the cover of this document, unless the information specifically indicates that another date applies. The mailing of this proxy statement to the shareholders does not create any implication to the contrary.

By order of the Board of Directors,

/s/ Philip J. Myers

Philip J. Myers

President and Secretary

June [●], 2022

24015955v3

AMERICAN CHURCH MORTGAGE COMPANY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Important Notice Regarding the Availability of Proxy Materials

for the Special Meeting of Shareholders to Be Held on June •, 2022.

The proxy materials, including the proxy statement and the 2021 Annual Report are available at the “Investors Relations” tab on our website at: www.church-loans.net.

PROXY

The undersigned hereby appoints Philip J. Myers and Scott J. Marquis as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated hereon, all the shares of common stock of American Church Mortgage Company held of record by the undersigned on June •, 2022, at the Special Meeting of Shareholders to be held on June •, 2022, or any adjournment thereof.

PLEASE MARK YOUR VOTES AS INDICATED IN THIS EXAMPLE [X]

1.	PROPOSAL TO APPROVE THE SALE OF SUBSTANTIALLY ALL THE ASSETS OF THE COMPANY pursuant to, and the other transactions contemplated by, the Asset Sale Agreement dated as of May 27, 2022 between the Company and OSK XII, LLC.

[_] FOR [_] AGAINST [_] ABSTAIN

2.	PROPOSAL TO APPROVE THE VOLUNTARY LIQUIDATION AND DISSOLUTION OF THE COMPANY pursuant to the proposed Plan of Liquidation and Dissolution (the “Dissolution Proposal”).

[_] FOR [_] AGAINST [_] ABSTAIN

3.	PROPOSAL TO GRANT AUTHORITY TO THE BOARD OF DIRECTORS TO ADJOURN the Special Meeting, even if a quorum is present, if necessary or appropriate in the sole discretion of the Board, including to solicit additional proxies if there are insufficient shares present in person or by proxy voting in favor of the Sale and/or the Plan of Dissolution and the Dissolution.

[_] FOR [_] AGAINST [_] ABSTAIN

The Board of Directors recommends a vote “FOR” each of the above proposals.

(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

(CONTINUED FROM THE OTHER SIDE)

This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR Proposals 1, 2 and 3.

Please sign exactly as name appears below. When shares are held by joint tenants, both must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full titles as such. If a corporation or other entity, please sign in full corporate name by president or other authorized officer. If a partnership, please sign by authorized person.

Date: ____________ , 2022

___________________________

SIGNATURE

___________________________

TITLE (IF APPLICABLE)

____________________________

SIGNATURE (IF HELD JOINTLY)

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY

USING THE ENCLOSED ENVELOPE.

24111971v1

Appendix A

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT, is dated May 27, 2022, is between the undersigned American Church Mortgage Company, a Minnesota corporation (“Seller”), and OSK XII, LLC, a Minnesota limited liability company (“Buyer”) and sets forth the terms and conditions whereby the Seller agrees to sell and the Buyer agrees to purchase the Assets and Bonds identified herein, which constitutes substantially all the assets of Seller.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Seller and the Buyer hereby agree as follows:

1.                  Definitions. Capitalized terms shall be defined as set forth in this Agreement, including in Appendix A to this Agreement.

2.                  Agreement to Purchase and Sell. Subject to and in accordance with the terms and conditions of this Agreement, the Seller hereby agrees to sell, assign, transfer and convey to the Buyer on the Closing Date, and the Buyer hereby agrees to purchase and accept on the Closing Date, all rights, title, and interests of the Seller, together with all payment and performance obligations of the Seller, as of the Closing Date, in, to and under the Assets (including REO) and the Bonds set forth on Schedule A and Schedule B, respectively, attached hereto.

3.                  Payment of Purchase Price; Closing. The closing shall occur and the Purchase Price shall be paid on the Closing Date. Closing Documents shall be delivered by hand or overnight delivery no later than the Closing Date.

3.1              Reserved.

3.2              Payment of Adjusted Purchase Price. On the Closing Date, the Buyer shall pay to the Seller by wire transfer in immediately available funds, the amount of the Purchase Price adjusted as follows: (i) less all payments received by the Seller on account of the Loans and the Bonds from the Calculation Date through the day before the Closing Date, (ii) plus the aggregate amount of asset level expenses set forth on Schedule C. The Purchase Price shall be allocated to the Assets and Bonds on a settlement statement prepared by the Buyer and available for the Buyer’s review two Business Days prior to the Closing Date. At least two days prior to the Closing Date, Buyer shall deliver to an account owned and controlled by Buyer at the Bond Trustee, the funds sufficient to redeem Seller’s Secured Investor Certificates, which amount shall equal $21,976,500, plus interest from April 1, 2022 through the Closing Date or the actual date of redemption of the Secured Investor Certificates whichever is later.

3.3              Conveyance. Upon receipt of the Purchase Price, the Seller shall sell, assign, transfer and convey the Assets and Bonds to the Buyer subject to and in accordance with the provisions of this Agreement.

3.4              Taxes, Fees, Etc. The Buyer shall pay all transfer, filing and recording fees, taxes, and any applicable documentary taxes, required to be paid, and hereby agrees to indemnify and hold the Seller harmless from and against any and all claims, liability, costs and expenses arising out of or in connection with the failure of the Buyer to pay any such amount on a timely basis. This Section shall not require the Buyer to pay any taxes, costs or expenses related to the Seller’s sale or income tax obligations occasioned by the sale of the Assets or Bonds.

3.5              Payments Subsequent to the Closing Date. From time to time after the Closing Date, the Seller shall pay to the Buyer, promptly after receipt thereof, the amount of any Collections received by the Seller on or after the Closing Date (to the extent collected in good funds by the Seller).

4.                  Transfer of Assets and Bonds.

4.1              Closing Documents. Not later than the Business Day prior to the Closing Date, the Seller shall deliver to the Buyer (i) a Bill of Sale in the form attached hereto as Attachment 1, selling, assigning, transferring and conveying to the Buyer all rights, title and interests of the Seller in, to and under the Loans, all on the terms and conditions set forth in this Agreement; (ii) the original Notes, or affidavits of lost Notes, endorsed to the Buyer by allonge in the form attached hereto as Attachment 2; (iii) the original Bonds, to the extent in existence, and the bond powers necessary to transfer title to the Bonds list on Schedule B hereto and held by Seller as of the date of Closing Date, in the form attached hereto as Attachment 3 (iv) the original Bonds (v) assignments of the Mortgages in the form attached hereto as Attachment 4; and (v) a Deed in the form attached hereto as Attachment 5, selling, assigning, transferring and conveying to the Buyer all rights, title and interests of the Seller in, to and under the REO, all on the terms and conditions set forth in this Agreement (collectively, the “Closing Documents”). The endorsements and assignments included in the Closing Documents shall be without recourse, representation or warranty of any kind or nature. Such qualifying language on the endorsements and assignments shall not affect, limit or enlarge the obligations of the Seller and the rights, remedies and recourse of the Buyer under this Agreement. The Closing Documents shall be held in escrow pending closing.

4.2              Reserved.

4.3              Delivery of Collateral Documents, Etc. Promptly after the closing, the Seller shall deliver to the Buyer the entire Review File including, without limitation, originals of each Collateral Document to the extent originals are in the Seller’s possession.

4.4              Execution of Separate Asset and Bond Assignments. At and after the closing, to the extent prepared by the Buyer, the Seller shall execute, and acknowledge if appropriate, for delivery to the Buyer one or more additional documents to the extent required by applicable public recording or filing laws to transfer to such Buyer the rights, title and interests of the Seller in, to and under the purchased Assets and Bonds (collectively, “Separate Assignments”). The Separate Assignments shall be without recourse, representation or warranty of any kind or nature. Such qualifying language on the Separate Assignments shall not affect, limit or enlarge the obligations of the Seller and the rights, remedies and recourse of the Buyer under this Agreement. The Buyer shall prepare and furnish any and all further Separate Assignments, if necessary, in form satisfactory to the Seller. The Buyer shall promptly file or record each Separate Assignment, at its sole cost and expense.

4.5              Hazard, Liability Insurance, Etc. At the request and sole cost and expense of the Buyer, the Seller shall cooperate with the Buyer in executing written requests to each hazard, casualty and liability insurer, and to the writing agent for each flood hazard insurer, issuing a policy of insurance obtained by an Obligor with respect to the Assets and Bonds, requesting an endorsement of its policy of insurance effective on the Closing Date adding the Buyer as the mortgagee, the loss payee and/or an insured named therein, as the case may be, together with instructions that such endorsement be forwarded directly to the Buyer, with a copy to the Seller at the address herein specified for notices. Each such request shall be prepared by the Buyer at its sole cost and expense, and any additional premium or other charge in connection therewith shall be paid by the Buyer. The Buyer shall not be entitled to be added to or acquire an interest in any policy of insurance obtained by the Seller. Any loss on or after the Closing Date either to an Obligor, the Buyer or to the value or collectability of the Assets and Bonds due to the Seller’s cancellation of collateral or real property risk insurance or its failure to identify the Buyer as loss payee, mortgagee or other insured is the sole responsibility of the Buyer. To the extent the Assets or Bonds constitute personal or real property, the Seller expressly disclaims any obligation to provide title insurance, pay property taxes, or pay any related transaction taxes or other fees.

5.                  Representations and Warranties of the Buyer. The Buyer hereby represents and warrants as follows:

5.1              Organization, Existence, Etc. The Buyer is duly formed or organized, validly existing and in good standing under the laws of the jurisdiction of its formation or organization, and is registered or qualified to conduct business in all other jurisdictions in which the failure to be so registered or qualified would materially and adversely affect the ability of the Buyer to perform its obligations hereunder.

5.2              Authority and Enforceability, Etc. The Buyer has the power and authority to execute, deliver and perform each of the Sale Documents to which it is a party and has taken all necessary action to authorize such execution, delivery and performance. The Buyer’s execution of this Agreement and its performance of its obligations hereunder are not subject to any further approval, vote or contingency from any person or committee. Assuming due authorization, execution and delivery by the Seller, the Sale Documents and all obligations of the Buyer thereunder are the legal, valid and binding obligations of the Buyer, enforceable in accordance with the terms of the Sale Documents, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditor’s rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.3              Conflict with Existing Laws or Contracts. The execution and delivery of the Sale Documents and the performance by the Buyer of its obligations thereunder will not conflict with or be a breach of any provision of any law, regulation, judgment, order, decree, writ, injunction, contract, agreement or instrument to which the Buyer is subject; and the Buyer has obtained any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Buyer of the Sale Documents.

5.4              Financial Condition. Neither the Buyer nor any general partner, limited partner, shareholder or joint venturer in the Buyer is involved in any financial difficulties which would impair or prevent a closing pursuant to this Agreement on the Closing Date. The Buyer has now and will have as of the Closing Date sufficient liquid assets, capital and net worth to meet its obligations under the Sale Documents and to pay the Purchase Price without any financing or other contingencies.

5.5              Decision to Purchase. The Buyer’s bid and decision to purchase the Assets and Bonds is based upon its own comprehensive review and independent expert evaluation and analysis of the Review File and other materials deemed relevant by the Buyer and its agents. The Buyer has made such independent investigation and due diligence review as the Buyer deems to be warranted into the nature, title, attachment, perfection, priority, validity, enforceability, collectability, and value of the Assets and Bonds, the title, condition and value of any collateral securing the Assets or Bonds, the market conditions and other characteristics of the places where any such collateral is located, and all other facts it deems material to the purchase of the Assets and Bonds.

5.6              No Reliance. In entering into this Agreement and the other Sale Documents, the Buyer has not relied upon any oral or written information from the Seller or any of their respective employees, agents, attorneys or representatives, other than the limited representations and warranties of the Seller contained herein. The Buyer acknowledges that no employee, agent, attorney or representative of the Seller has been authorized to make, and that the Buyer has not relied upon, any statements, representations or warranties other than those specifically contained in this Agreement.

5.7              Buyer a Sophisticated Investor. The Buyer is a sophisticated investor (as that term is used in regulations promulgated under the Securities Act of 1933) who could withstand the loss of the entire Purchase Price.

5.8              Information True and Correct, Full Disclosure. The information provided by the Buyer in connection with its qualification as a bidder, was true and correct on the date provided and did not omit any information necessary to the accuracy and full disclosure of information provided and such information is accurate and complete on the date hereof.

5.9              Confidentiality Agreement. The Buyer has not violated any of the terms of the Confidentiality Agreement. At no time has the Buyer or any of its representatives or agents communicated with any Obligor or any of its representatives or agents regarding the Assets and Bonds. The Buyer has no affiliation with, any ownership interest in, or agreement with the Obligor or any of its representatives or agents regarding the Assets or Bonds.

5.10          Brokers. No broker or other party entitled to a commission is involved in connection with this transaction.

6.                  Seller’s Representations, Warranties and Recourse. This sale is made without recourse against the Seller, or representation or warranty by the Seller, whether express, implied or imposed by law, of any kind or nature except as provided in Sections 6 and 23 of this Agreement. The Seller has attempted to provide accurate information to the Buyer. Without limiting the generality of the foregoing, the Seller does not represent, warrant or insure the accuracy or completeness of any information or its sources of information contained in the Review File, Collateral Documents, Assets, Notes, REO, Bonds or Loans (whether contained in originals, duplicate originals, copies, or magnetic media, including computer tapes and disks), including without limitation any reports or other information prepared by accountants, engineers, appraisers, environmental consultants or other professionals. The Seller has not, does not and will not make any representations or warranties with respect to the collectability of any Loan or Bond or the value or condition any Mortgaged Property or REO or collateral securing any Loan or any Bond. To the extent the Assets, REO or Bonds constitute personal or real property, such property is sold “as is, where is,” and without any warranties of any kind or type and the Seller expressly disclaims any representations or warranties with respect to such property.

6.1              Representations and Warranties by the Seller. The Seller hereby represents and warrants as follows:

6.1.1        Organization, Existence, Etc. The Seller is duly formed or organized, validly existing and in good standing under the laws of the jurisdiction of its formation or organization, and is registered or qualified to conduct business in all other jurisdictions in which the failure to be so registered or qualified would materially and adversely affect the ability of the Seller to perform its obligations hereunder.

6.1.2        Authority, Enforceability, Etc. Subject to obtaining the approvals set forth in Section 7.4 of this Agreement, the Seller has taken all necessary action to authorize execution, delivery and performance of each of the Sale Documents to which it is a party. Assuming due authorization, execution and delivery by the Buyer and obtaining the approvals set forth in Section 7.4, the Sale Documents and all the obligations of the Seller thereunder are the legal, valid and binding obligations of the Seller enforceable in accordance with the terms of the Sale Documents, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

6.1.3        Conflict with Existing Laws or Contracts. The execution and delivery of the Sale Documents and the performance by the Seller of its obligations thereunder will not conflict with or be a breach of any material provision of any law, regulation, judgment, order, decree, writ, injunction, contract, agreement or instrument to which the Seller is subject; and the Seller has obtained any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Seller of the Sale Documents.

6.1.4        Legal Action Against Seller. There is no action, suit or proceeding of which the Seller has received actual notice pending against the Seller in any court or by or before any other governmental agency or instrumentality which would materially affect the ability of the Seller to carry out the transactions contemplated by the Sale Documents.

6.1.5        Brokers. No broker or other party entitled to a commission is involved in connection with this transaction.

6.2              Representations and Warranties by Seller as to the Assets and Bonds. The Seller hereby represents and warrants that, as to the Assets and Bonds only, the following representations and warranties are true and correct in all material respects as of the date hereof, except with respect to Sections 6.2.4 and 6.2.9, which shall be true and correct as of the Closing Date.

6.2.1        Title to Assets and Bonds. Upon repayment of Seller’s Secured Investor Certificates, the Seller has good title to and is the sole owner of the Assets and the Bonds, free and clear of any liens, claims, encumbrances or other charges whatsoever. The Assets and Bonds are not subject to any prior assignment, conveyance, transfer or participation or agreement to assign, convey, transfer or participate, in whole or in part.

6.2.2        Enforceability. The Bonds, Notes and Mortgages are the legal, valid and binding obligations of the Obligor thereof, enforceable against such Obligor in accordance with their terms (a) except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (b) except particular remedies, waivers and other provisions may not be enforceable, but such unenforceability does not affect the practical realization of the intended benefits of the Mortgages, meaning the ability of the holder thereof to foreclose the Mortgages for any payment default by the maker or obligor thereunder.

6.2.3        No Defense by Obligor. To the best of Seller’s knowledge, the Obligor has no valid defense that prevents enforcement by the holder thereof of the provisions of the Bonds, Notes or Mortgages, or realization by the holder thereof or its assigns against the Mortgaged Property that arises from applicable local, state or federal laws, regulations or other requirements pertaining to usury and any or all other requirement of any federal, state or local law including, without limitation, truth-in-lending, real estate settlement procedures, consumer credit protection, and equal credit opportunity or disclosure laws applicable to such Bonds and Loans. To the best of the Seller’s knowledge, the Loans and the Bonds are not subject to any valid right of rescission, set-off, abatement, diminution, counterclaim or defense that prevents enforcement by the Bond Trustee or the Seller thereof or either of their assigns of the provisions of the Bonds, Notes or Mortgages, or realization by the Bond Trustee or Seller thereof or their assigns against the Mortgaged Property of the intended benefits of such Mortgage and no such claims have been asserted as of the date hereof with respect to such Loan.

6.2.4        Certain Schedule Information. The information set forth on Schedule A and Schedule B is true and correct as of the date of calculation.

6.2.5        No Modification. Except by written instrument or other written documentation contained in the Review File, neither the Seller nor the Bond Trustee nor, to the best of the Seller’s knowledge, any prior holder of the Loans or the Bonds has modified any Note, Bond or Mortgage or satisfied, canceled or subordinated any Note, Bond or Mortgage in whole or in part or released all or any material portion of the Mortgaged Property from the lien of the Mortgages or executed any instrument of release, cancellation or satisfaction. The Notes, the Bonds, and the Mortgages and any documents modifying their terms included in the Review File are true and correct copies of the documents they purport to be and have not been superseded, amended, modified, canceled or otherwise changed except as disclosed in the Review File.

6.2.6        Review File. With the exception of any Excluded Information, the Review File includes all material documents in the possession of the Seller, or copies thereof, relating to the Assets and Bonds.

6.2.7        Disbursement of Loan Proceeds. No Obligor has the right to disbursement of additional loan proceeds or future advances with respect to the Loans or the Bonds.

6.2.8        Cross-Collateralization; Retained Credits. The Loans and the Bonds are not secured by the same property as any other loan or bond held by the Seller or its affiliated entities, which is not the subject of this Agreement. Seller is not retaining any credit, depository or trust relationships with an Obligor or any Obligor’s agents, employees.

6.2.9        Litigation. Except as set forth on Schedule D, there is no litigation, proceeding or governmental investigation pending, or any order, injunction or decree outstanding, existing or relating to the Assets, Bonds or Mortgaged Property.

6.2.10    Insolvency; Deceased Obligor. Neither any Mortgaged Property nor any portion thereof is the subject of, and no Obligor is a debtor in, any state or federal bankruptcy or insolvency or similar proceeding. To the best of Seller’s knowledge, no Obligor is deceased.

7.                  Conditions Precedent to Closing. The respective obligations of the Buyer and the Seller to complete the purchase and sale of the Assets and Bonds pursuant to this Agreement are subject to the fulfillment on or prior to Closing Date of each of the following additional conditions to be fulfilled by the other, unless the same is specifically waived in writing by the party for whose benefit the same is to be fulfilled:

7.1              Performance of Covenants. The Seller and the Buyer shall have performed all of their respective covenants and agreements contained herein which are required to be performed by them on or prior to the Closing Date.

7.2              Representations and Warranties. All representations and warranties of the Buyer set forth in Section 5 and the Seller set forth in Section 6.1 of this Agreement shall be true in all material respects at and as of the Closing Date.

7.3              Governmental Approvals. All requisite federal, state and local governmental and regulatory approvals relating to the transactions contemplated hereby, if any, shall have been obtained.

7.4              Seller Approvals. Seller shall have obtained approval of this Agreement and the transactions contemplated herein by its Board of Directors and Shareholders.

7.5              Other Approvals. Upon the request of the other, the Seller and the Buyer shall provide certified copies of appropriate resolutions, directions and consents approving the execution and delivery of the Sale Documents and the consummation of the transactions contemplated thereby together with such other certificates of incumbency and other evidences of authority as the Seller or the Buyer or their respective counsel may reasonably require.

8.                  Certain Obligations of the Buyer.

8.1              Collection Practices. Including, without limitation, during the Post-Close Servicing Period, the Buyer will not violate any laws relating to unfair credit collection or foreclosure practices in connection with the Assets or Bonds. The Buyer hereby agrees to indemnify the Seller and to hold it harmless from and against any and all claims, demands, losses, damages, penalties, fines, forfeitures, judgments, legal fees and any other costs, fees, and expenses incurred by the Seller as a result of (1) a breach by the Buyer of the aforesaid warranty or (2) any claim, demand, or assertion that, after the Closing Date, the Buyer was in any way involved in or had in any way authorized any unlawful collection or foreclosure practices in connection with the Assets and Bonds transferred to the Buyer pursuant to this Agreement. The Buyer agrees to notify the Seller within ten Business Days of notice or knowledge of any such claim or demand.

8.2              Reporting to or for the Internal Revenue Service. The Buyer agrees to submit all Internal Revenue Service Forms and Information Returns for the Assets or Bonds for the period during which it owns the Assets or Bonds.

8.3              Buyer’s Duties Regarding Litigation. If any Asset or Bond is or becomes subject to any claim, action, lawsuit, foreclosure action, bankruptcy, or other proceeding, administrative or judicial, or similar action filed by or against any Obligor (collectively, “Litigation”), Buyer shall, within ten days after the Closing Date, provide Seller and Seller’s counsel in connection with each such Litigation with the name of counsel selected by Buyer to represent Buyer’s interests in such Litigation. Buyer shall, at its own cost, liability, responsibility and risk, within ten days after the Closing Date, notify the applicable clerk of all applicable courts and all counsel of record that ownership of the subject Asset or Bond was transferred from Seller to Buyer. Buyer shall, at its own cost, have its counsel file appropriate pleadings with all applicable courts within ten days after the Closing Date substituting Buyer’s counsel for Seller’s counsel, removing Seller as a party to all Litigation and substituting Buyer as the real party in interest in all such Litigation, such that Seller shall have no further obligation with respect to any such Litigation, including any fees or costs of any receiver arising from and after the Closing Date. Seller shall have the right to notify its counsel representing its interests to cease participating in all Litigation upon the Closing Date or any date thereafter. Buyer hereby irrevocably appoints the Seller and Seller’s agents as the true and lawful attorney of Buyer (which appointment is coupled with an interest) in the name, place and stead of, and at the expense of, the Buyer to take such actions and file such motions and other documents with the court and otherwise as necessary to substitute Buyer in place of Seller in all such Litigation, to effectuate Seller’s counsel’s withdrawal as counsel from the Litigation, and to otherwise effectuate Buyer’s assumed obligations with respect to such Litigation. Seller may, but shall not be obligated to, utilize this power of attorney.

9.                  Notice to Obligor. The Buyer and Seller shall, within 30 days after the Closing Date or such other period as may be required by applicable regulations or laws, give notice of this transfer to the Obligors by first class U.S. Mail.

10.              Notice of Claim. The Buyer shall immediately notify the Seller of any claim, threatened claim, or any litigation against the Seller or any of their predecessors or affiliates, which may come to its attention relating to the Assets or Bonds.

11.              Notices. All notices or deliveries required or permitted hereunder shall be in writing and delivered personally or by generally recognized overnight delivery service, and shall be deemed given (a) when delivered, if delivered personally, or (b) on the following Business Day, if sent by generally recognized overnight delivery service or email, in each case to the Seller at the following address, to the Buyer at the address set forth on the signature page below, or such other address as either party may hereafter designate by notice given in compliance with this Section to the other party:

SELLER:	American Church Mortgage Company 10400 Yellow Circle Drive, Suite 102 Minnetonka, Minnesota 55343 Attention: Philip Myers Email: phil@amerinvest.com

12.              Severability. Each part of this Agreement is intended to be severable. If any term, covenant, condition or provision hereof is unlawful, invalid, or unenforceable for any reason whatsoever, and such illegality, invalidity, or unenforceability does not affect the remaining parts of this Agreement, then all such remaining parts hereof shall be valid and enforceable and have full force and effect as if the invalid or unenforceable part had not been included.

13.              Construction. Unless the context otherwise requires, singular nouns and pronouns (including defined terms), when used herein, shall be deemed to include the plural and vice versa, and impersonal pronouns shall be deemed to include the personal pronoun of the appropriate gender.

14.              Assignment. This Agreement and the terms, covenants, conditions, provisions, obligations, undertakings, rights and benefits hereof, including any attachments hereto, shall be binding upon, and shall inure to the benefit of, the undersigned parties and their respective heirs, executors, administrators, representatives, successors, and assigns. Notwithstanding anything herein to the contrary, however, the Buyer shall not assign its rights under this Agreement without the prior written consent of the Seller, except that the Buyer may assign its rights under this Agreement to an affiliate, and in the event of any assignment both the Buyer and assignee shall be jointly and severally liable hereunder.

15.              Entire Agreement; Prior Understandings. This Agreement supersedes any and all prior discussions and agreements between the Seller and the Buyer with respect to the purchase of the Assets and Bonds and other matters contained herein, and this Agreement contains the sole and entire understanding between the parties hereto with respect to the transactions contemplated herein.

16.              Survival. Each and every covenant made by the Buyer or the Seller in this Agreement shall not survive the closing and shall merge into the Closing Documents, provided, however, that the Seller's representations and warranties set forth in Section 6.2 shall be independently enforceable for a 30 day period following the Closing Date, after which time no claim for breach of Section 6.2 may be made.

17.              Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the state of Minnesota, without giving effect to any choice of law or conflict of laws provision or rule (whether of the State of Minnesota or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Minnesota.

18.              Amendment. The Agreement may be amended or modified only by a written agreement executed and delivered by duly authorized officers of Seller and Buyer. This Agreement may not be modified or amended except as provided in the immediately preceding sentence and any purported amendment by any Party or Parties effected in a manner which does not comply with this Section 18 shall be void, ab initio.

19.              Fees and Expenses. Except as otherwise set forth in this Agreement, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby and thereby, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the party incurring such fees or expenses.

20.              Time of the Essence. Time is of the essence of all provisions of this Agreement.

21.              Further Assurances. Seller agrees to execute and deliver such instruments and take such further actions as Buyer may, from time to time, request in order to effectuate the purposes and to carry out the terms of this Agreement.

22.              Servicing Transfer. Except as set forth in this Section 22, the Assets and Bonds are being sold on a servicing-released basis. From the Closing Date through and including December 31, 2022, Seller and its Advisor will continue to service and administer the Assets and Bonds in the same manner as previously serviced by or on behalf of Seller (except that Seller shall not take any material action without the prior written approval of Buyer). On the first Business Day of each month during the Post-Close Servicing Period, Buyer shall pay Advisor a monthly servicing fee of $24,000. At the sole cost and expense of Buyer, Seller and Advisor will cooperate in the appointment of TMI Trust Company as successor bond trustee (or any other substitute or successor bond trustee designated by Buyer) with respect to all bond issuances. At the sole cost and expense of Buyer, Seller and Advisor shall cooperate with requests of Buyer relating the transfer of servicing, including, without limitation, by cooperating with any designated successor servicer and cooperating with requests related to ACH authorizations.

23.              Limitation of Damages. Neither party shall be liable to the other party for any consequential, special or punitive damages. If the Seller fails to consummate the sale of the Assets and the Bonds upon the terms and conditions set forth in this Agreement, the Buyer's sole remedy shall be for specific performance or for the refund of any sums previously received by the Seller from the Buyer. If after the Closing Date the Seller breaches any representation or warranty set forth in Section 6 which has not expired, the Buyer shall give written notice to the Seller within 30 days of discovery of such breach, and the Seller shall have the right to cure such breach during a period of ninety (90) days after receipt of such notice. If such breach or failure is not duly cured within such ninety (90) day period, or not waived or consented to in writing by the Buyer, the Seller shall elect, in its sole discretion to either (i) repurchase the Assets and Bonds at the Repurchase Price, or (ii) to pay to Buyer the Buyer's actual damages directly caused by such breach, up to an amount not exceeding the Repurchase Price. The Buyer's remedies set forth in this Section 23 shall be the exclusive remedies of the Buyer, and the Buyer shall not be entitled to any other rights, remedies or other relief, at law or in equity, for the Seller's breach of any representation, warranty or covenant set forth in this Agreement.

24.              Termination. This Agreement may be terminated as follows:

(a)   at any time prior to the Closing Date, by either party by providing written notice to the other party;

(b)   at any time prior to the Closing Date, by the mutual written consent of Seller and Buyer; or

(c) after December 31, 2022, by either party by providing written notice to the other party if the closing has not occurred by December 31, 2022.

If this Agreement is terminated pursuant to Section 24(a) then the terminating party shall pay the Termination Fee by wire transfer in immediately available funds within two Business Days of such termination to the non-terminating party. Upon termination, the parties hereto shall bear their own costs and expenses.

25.              Indemnification by Buyer. With respect to any Proceeding brought by someone other than a party to this Agreement against one or more of the Seller Indemnitees and that in any way directly or indirectly relates to the Assets, Bonds or REO acquired by Buyer after the Closing Date, Buyer shall indemnify those Seller Indemnitees against all indemnifiable Losses arising out of such Proceeding.

26.              Limited Solicitation of Other Bids. Seller shall not, and shall not authorize or permit any of its affiliates to, directly or indirectly, encourage, solicit, initiate, facilitate or continue inquiries regarding an acquisition proposal. Seller shall promptly (within two Business Days) advise Buyer orally and in writing of any acquisition proposal for the Seller or the Assets and Bonds, or any inquiry it receives with respect to or which could reasonably be expected to result in an acquisition proposal for Seller or the Assets and Bonds and the material terms and conditions of such request including the identity of the person or entity making the same. Notwithstanding anything in the Agreement to the contrary, if Seller receives an acquisition proposal that Seller’s Board of Directors concludes in good faith, after consultation with outside counsel, constitutes a Superior Proposal (as defined below), Seller may, if it determines in good faith, after consultation with outside counsel, take such action is required to comply with its fiduciary duties to its shareholders under applicable law, engage in negotiations with such third party, and supply such third party with information on Seller and/or terminate this Agreement as set forth in Section 24(a) of this Agreement. Seller shall provide prior written notice to Buyer, at least two days in advance of its taking any action contemplated by this Section 26 or Section 24(a) with respect to any Superior

Proposal. As used herein, “Superior Proposal” means any bona fide acquisition proposal made in writing (x) that includes consideration that the Seller’s Board of Directors in good faith determines is greater than the Purchase Price, and otherwise is on terms that the Seller’s Board of Directors has determined in its good faith judgment (after consultation with outside counsel and after taking into account all legal, financial (including the financing terms of such proposal), regulatory and other aspects of the proposal) are more favorable to Seller’s shareholders from a financial point of view than this Agreement, (y) with respect to which the Seller’s Board of Directors has determined in good faith (after consultation with outside counsel and after taking into account all legal, financial (including the financing terms of such proposal), regulatory and other aspects of the proposal) is reasonably likely to be consummated (if accepted), and (z) that is not subject to any financing or due diligence conditions.

27.              Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by email shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[Signatures on Following Page]

EXECUTED AS OF THE DATE FIRST WRITTEN ABOVE.

BUYER:	SELLER:
OSK XII, LLC	AMERICAN CHURCH MORTGAGE COMPANY

By: /s/ Adam Bernier	By: /s/ Philip J. Myers
Name: Adam Bernier	Name: Philip Myers
Title: Chief Financial Officer	Title: Chairman, President and Secretary

Buyer’s Address for Notice:

c/o O’Brien-Staley Partners

5050 France Avenue South

Edina, Minnesota 55410

Attention: Adam Bernier

Email: adam.bernier@osp-group.com

Acknowledged and Agreed as to Section 22 only:

ADVISOR:

CHURCH LOAN ADVISORS, INC.

By: /s/ Philip J. Myers

Name: Philip Myers

Title: Chief Executive Officer

Appendix B

PLAN OF LIQUIDATION AND DISSOLUTION

OF

American Church Mortgage Company

THIS PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION (the “Plan”) is a plan of complete liquidation and dissolution of American Church Mortgage Company, a Minnesota corporation (the “Company”), that was reviewed, approved and adopted by the Company’s Board of Directors (the “Board”) as of May 26, 2022 and the Company’s shareholders as of June [●], 2022 (the “Effective Date”).

WHEREAS, on June [●], 2022 the Company completed a sale of substantially all of its assets for cash consideration (the “Proceeds”) pursuant to the terms of the Asset Sale Agreement dated as of May 27, 2022 by and between the Company and OSK XII, LLC;

WHEREAS, on May 26, 2022, the Board held a meeting (the “Board Meeting”) to discuss the complete liquidation and dissolution of the Company pursuant to a plan of complete liquidation and dissolution and approved the Plan, and on June [●], 2022, the Company’s shareholders held a special meeting (the “Shareholder Meeting”, collectively with the Board Meeting the “Meetings”) to discuss the complete liquidation and dissolution of the Company pursuant to the Plan;

WHEREAS, at the Meetings, the Board and the shareholders of the Company determined that it was in the best interests of the Company and the shareholders of the Company, because the Company sold substantially all of its assets, that the Company be dissolved in accordance with and pursuant to Minnesota Statutes Chapter 302A (the “MBCA”) and section 331 of the Internal Revenue Code of 1986, as amended (the “Code”);

WHEREAS, at the Meetings, the Board and the shareholders of the Company discussed, reviewed and approved the complete liquidation and dissolution of the Company and adopted this Plan for the complete liquidation and dissolution of the Company; and

WHEREAS, at the Meetings, the members of the Board and the appropriate officers were authorized to take any and all action necessary to effect and complete the liquidation and dissolution of the Company pursuant to the Plan.

NOW, THEREFORE, the Company shall be liquidated and dissolved as follows:

1.	Winding Up, Liquidation and Dissolution. As of the date the Company files its Notice of Intent to Dissolve with the Minnesota Secretary of State pursuant to Minn. Stat. § 302A.723, the Company shall not engage in any business activities except to the extent necessary to preserve the value of its assets, wind up the business and affairs of the Company, and distribute its assets in accordance with this Plan and the applicable provisions of the MBCA.
2.	Provision for Payment of Debts and Creditors. In accordance with the applicable provisions of the MBCA, the Proceeds shall first be applied to pay any and all known debts, obligations and liabilities of the Company, or adequate provision shall be made for the payment thereof; and, to the extent there are any pending legal, administrative or arbitration proceedings by or against the Company, adequate provision shall be made for the satisfaction of any judgment, order or decree that may be entered against the Company as a result thereof.

3.	Distribution of Assets. After complying with the requirements of Section 2, and in accordance with the applicable provisions of the MBCA, all remaining property and assets of the Company shall be distributed completely, and in their entirety, to all the shareholders of the Company, pro-rata in accordance with the number of shares owned by each shareholder, less any accrued service charges and any accrual for costs and expenses of the dissolution proceedings, including, but not limited to, filing fees and attorneys’ fees incurred in connection with the dissolution. Such distribution may occur all at once or in a series of distributions and shall be in cash, in such amounts, and at such time or times as the Board, in its absolute discretion, may determine.
4.	Shareholder Details. Upon completion of all distributions and the filing of the articles of dissolution pursuant to Section 8, all the outstanding shares of common stock of the Company shall be deemed cancelled. As a condition to the receipt of any distribution to the Company’s shareholders, the Board, in its absolute discretion, may require the shareholders to (a) surrender their stock certificates or (b) furnish evidence to the Company, satisfactory to the Board, of the loss, theft or destruction of their certificate evidencing their stock, together with such surety bond or other security or indemnity as may be required by and satisfactory to the Board.
5.	Intent to Completely Liquidate. This Plan is intended to accomplish the complete liquidation of the Company in accordance with section 331 of the Code and the regulations promulgated thereunder.
6.	Filing of Tax Forms. Within thirty (30) days after the date this Plan is adopted by the Company’s shareholders, the Company shall file Internal Revenue Service Form 966, Corporate Dissolution or Liquidation, pursuant to section 6043 of the Code, with the appropriate Internal Revenue Service Center and such additional forms, returns, certificates, documents and information with the Internal Revenue Service as may be necessary or appropriate in connection with this Plan and the complete liquidation and dissolution of the Company. In addition, the Company shall timely file its final income tax returns.
7.	Authorizations. Any and all officers of the Company shall carry out and consummate this Plan and shall have the power to execute all documents and forms, file all papers and forms and take such other action as they deem necessary or desirable for the purpose of effecting the complete liquidation of the Company’s assets and dissolution of the Company in accordance with this Plan.
8.	Articles of Dissolution. Upon the completion of the winding up of the affairs of the Company, the Company shall file Articles of Dissolution with the Minnesota Secretary of State pursuant to Minn. Stat. §§ 302A.7291 and 302A.734.

[Signature Page Follows]

24030712v4

IN WITNESS WHEREOF, the Company hereby executes this Plan as of the Effective Date.

AMERICAN MORTGAGE COMPANY, a Minnesota corporation

______________________________________

By: Philip J. Myers, Chairman